Exhibit 2.2

INTERNALIZATION AGREEMENT

THIS INTERNALIZATION AGREEMENT, dated as of October 22, 2019 (this “Agreement”), is entered into by and among Carey Watermark Investors Incorporated, a Maryland corporation (“CWI 1”), CWI OP, LP, a Delaware limited partnership and the operating partnership of CWI 1 (“CWI 1 OP,” and together with CWI 1, the “CWI 1 Entities”), Carey Watermark Investors 2 Incorporated, a Maryland corporation (“CWI 2”), CWI 2 OP, LP, a Delaware limited partnership and the operating partnership of CWI 2 (“CWI 2 OP,” and together with CWI 2 the “CWI 2 Entities”), W. P. Carey Inc., a Maryland corporation (“WPC”), Carey Watermark Holdings, LLC, a Delaware limited liability company (“SGP”), CLA Holdings, LLC, a Delaware limited liability company (“CLA”), Carey REIT II, Inc., a Maryland corporation (“Carey II”), Carey Watermark Holdings 2, LLC, a Delaware limited liability company (“SGP 2”), WPC Holdco LLC, a Delaware limited liability company (“Holdco”), Carey Lodging Advisors, LLC, a Delaware limited liability company (“Advisor,” and together with WPC, SGP, CLA, Carey II, SGP 2 and Holdco, the “WPC Entities”), Watermark Capital Partners, LLC, a Delaware limited liability company (“Watermark Capital”), CWA, LLC, an Illinois limited liability company (“CWA”), and CWA 2, LLC, an Illinois limited liability company (“CWA 2,” and together with Watermark Capital and CWA, the “Watermark Entities”).  Each of the CWI 1 Entities, the CWI 2 Entities, the WPC Entities and the Watermark Entities is also a “Party,” and collectively such entities are the “Parties.”  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in Annex I.

RECITALS

WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), by and among CWI 1, CWI 2 and Merger Sub, Merger Sub will merge (the “Merger”) with and into CWI 1, with CWI 1 being the surviving company;

WHEREAS, pursuant to the terms of the (i) CWI 1 Advisory Agreement, Advisor provides certain advisory services to CWI 1, (ii) CWI 1 LPA, SGP holds a special general partnership interest in CWI 1 OP (the “CWI 1 SGP Interest”), (iii) CWI 1 Subadvisory Agreement, CWA provides Advisor with sub-advisory services in connection with the CWI 1 Advisory Agreement, and (iv) SGP LLCA, CWA, CLA and Carey II each hold an indirect interest in the CWI 1 SGP Interest;

WHEREAS, pursuant to the terms of the (i) CWI 2 Advisory Agreement, Advisor provides certain advisory services to CWI 2, (ii) CWI 2 LPA, SGP 2 holds a special general partnership interest in CWI 2 OP (the “CWI 2 SGP Interest”), (iii) CWI 2 Subadvisory Agreement, CWA 2 provides Advisor with sub-advisory services in connection with the CWI 2 Advisory Agreement, and (iv) SGP 2 LLCA, CWA 2 and Holdco each hold an indirect interest in the CWI 2 SGP Interest; and

WHEREAS, in connection with the consummation of the Merger, the parties hereto desire to, among other things, subject to the terms and conditions set forth herein, (i) cause the redemption of the CWI 1 SGP Interest and the CWI 2 SGP Interest, (ii) cause the termination of the CWI 1 Advisory Agreement, CWI 2 Advisory Agreement and the Subadvisory Agreements, and (iii) set

forth the terms pursuant to which CWI 2 will internalize (the “Internalization”) certain management services provided directly or indirectly as of the date of this Agreement by the WPC Entities and the Watermark Entities.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE I
INTERNALIZATION

1.1                            Internalization.

(a)                               Senior Management Team. Concurrently with, and as a condition to the execution and delivery of this Agreement, CWI 2 has entered into an employment agreement (the “Medzigian Employment Agreement”) with Michael G. Medzigian (“Medzigian”), pursuant to which Medzigian shall serve from and after the REIT Merger Effective Time (as defined in the Merger Agreement) as Chief Executive Officer of CWI 2 or an applicable Affiliate in accordance with the terms of such employment agreement (the “Medzigian Employment Agreement”). Prior to the REIT Merger Effective Time, CWI 2 shall use its commercially reasonable efforts to adopt employment terms (for services to be provided from and after the REIT Merger Effective Time) with certain other individuals selected by the board of directors of CWI 2 with respect to each of the roles within the senior management team of CWI 2 as detailed on Exhibit A in each case to the extent such individuals are identified in the definitive Joint Proxy Statement (as defined in the Merger Agreement) (the “Additional Employment Agreements”).

(b)                              Onboarding of Employees. Prior to the date hereof, CWI 2 has offered employment (on an at-will basis and subject to the consummation of the Merger and the Internalization) to certain employees of the WPC Entities and, prior to 15 Business Days before the Closing, CWI 2 will have offered employment (on an at-will basis and subject to the consummation of the Merger and the Internalization) to certain employees of the Watermark Entities, in each case pursuant to discussions among the Parties. Those employees who have or will have received offers (each, an “Identified Employee”) are identified on a list previously agreed among the Parties, and have a target start date within three (3) months following the REIT Merger Effective Time (the “Cutoff Time”). Subject to Section 1.1(e), with respect to any such Identified Employee, CWI 2 has or will have offered, or caused an Affiliate to offer, base salary and a bonus opportunity that are no less favorable, in the aggregate, than the base salary and bonus opportunity provided to such Identified Employee for the 2019 fiscal year by the applicable WPC Entity or Watermark Entity that employs such Person as of the date of such offer. Such offer includes or will include a covenant pursuant to which CWI 2 or an Affiliate will provide such person, upon hiring, with a benefits package that CWI 2 determines in its discretion is reasonably appropriate and, in connection therewith, CWI 2 may also elect to offer an equity compensation opportunity for certain Identified Employees. All such Persons who accept employment with CWI 2 (each a “Hired Employee”) will become employees of CWI 2 effective as of their respective hire date (each a “Hire Date”). To the extent applicable, each Hired Employee shall receive service credit for service performed for any WPC Entities, Watermark Entities or predecessors of either WPC Entities or Watermark Entities for purposes of eligibility, vesting and benefit accrual under any employee benefit plans sponsored by CWI 2 or any of its Affiliates. CWI 2, or an Affiliate thereof, shall take commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively-at-work requirements, evidence of insurability and waiting periods and shall, or shall cause its Affiliate to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Hired Employee (and his or her eligible dependents) under a corresponding welfare benefit plan (to the extent such a plan is in place) during the calendar year of the Hire Date for purposes of satisfying such year’s deductible, co-payment and out-of-pocket limitations under such corresponding welfare benefit plan. To the extent that, as of the closing of the Merger, any Identified Employee has not been hired by CWI 2 or an Affiliate thereof, the applicable WPC Entities or Watermark Entities shall use commercially reasonable efforts to, subject to the terms and conditions set forth therein, cause the services of such Persons to be provided to CWI 2 pursuant to the WPC Transition Services Agreement or Watermark Transition Services Agreement, as applicable (subject, in all instances, to customary employee performance and other employment considerations, including, but not limited to, changes in financial markets and general economic conditions).

(c)                               Assignment of Contracts; Shared Contracts. At the Closing, the applicable WPC Entity or Watermark Entity shall use commercially reasonable efforts to assign all Contracts, other than Shared Contracts (as defined below), to which all WPC Entities and Watermark entities are a party that materially relate to the Business as conducted by CWI 1 or CWI 2 as of the REIT Merger Effective Time, all of which are set forth on Exhibit B, from the applicable WPC Entity or Watermark Entity to CWI 2 or an Affiliate thereof (the “Transferred Contracts”) pursuant to an Assignment and Assumption Agreement; provided that the Parties may mutually agree after the date hereof that certain Transferred Contracts not be assigned at the Closing and Exhibit B shall be amended accordingly. Notwithstanding the foregoing, to the extent any Transferred Contract is not capable of being assigned without the consent or waiver of the other party thereto or any third party (including any Governmental Authority), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Law or Order, this Agreement shall not constitute an assignment or an attempted assignment of such Transferred Contract. If any such consents and waivers are not obtained with respect to any Transferred Contract, this Section 1.1(c) shall constitute an equitable assignment by the applicable WPC Entity or Watermark Entity to CWI 2 or an Affiliate thereof of all of such Person’s rights, benefits, title and interest in and to such Transferred Contract, to the extent permitted by Law, and CWI 2 or the applicable Affiliate thereof shall be deemed to be such Person’s agent for the purpose of completing, fulfilling and discharging all of such Person’s rights and liabilities arising on and after the Closing Date under such Transferred Contract, and such Person  shall take all necessary steps and actions to provide CWI 2 or the applicable Affiliate thereof with the benefits of such Transferred Contract. Subject to the terms and conditions set forth in the WPC Transition Services Agreement, to the extent that any Transferred Contract that is not actually transferred to CWI 2 or an Affiliate thereof in accordance with this Section 1.1(c) by a WPC Entity, the cost, fees and expenses incurred by the WPC Entity prior to the earlier of the actual transfer, termination or expiration, will be included on the Invoice (as defined in the WPC Transition Services Agreement) and paid on a monthly basis in accordance with the WPC Transition Services Agreement. Subject to the terms and conditions set forth in the Watermark Transition Services Agreement, to the extent that any Transferred Contract that is not actually transferred to CWI 2 or an Affiliate thereof in accordance with this

Section 1.1(c) by a Watermark Entity, the cost, fees and expenses incurred by the Watermark Entity prior to the earlier of the actual transfer, termination or expiration, will be included on the Invoice (as defined in the Watermark Transition Services Agreement) and paid on a monthly basis in accordance with the Watermark Transition Services Agreement.  To the extent a Watermark Entity or a WPC Entity is a party to a Contract that, from and after the Closing, the goods or services provided thereunder will be shared by such Watermark Entity or WPC Entity, as applicable, on the one hand, and the CWI 2 Entities’ business, on the other hand (each, a “Shared Contract”), the applicable Watermark Entity or WPC Entity will use commercially reasonable efforts to continue to make such shared goods or services available to the CWI 2 Entities until the earlier of (i) the expiration of the applicable term of the applicable shared good or service under the applicable Transition Services Agreement, or (ii) the expiration or termination of the Shared Contract. Any such shared goods or services provided in accordance with the preceding sentence will be provided to the CWI 2 Entities for such periods on an “at cost” basis. From and after the Closing, with respect to any Shared Contract, the applicable Watermark Entity or WPC Entity, on the one hand, and the CWI 2 Entities, on the other hand, will cooperate in arranging separate Contracts to be entered into (as promptly as reasonably practicable) by the CWI 2 Entities with respect to such shared goods or services. From and after any such separation, the applicable Watermark Entity or WPC Entity shall have no further obligation or liability to the CWI 2 Entities with respect to such Shared Contract. To the extent that, from and after the earlier of (x) the expiration of the applicable term of the applicable shared good or service under the applicable Transition Services Agreement, or (y) the expiration or termination of the Shared Contract, either (i) a Transferred Contract has not been assigned in accordance with this Section 1.1(c), or (ii) a Shared Contract has not separated in accordance with this Section 1.1(c), in each instance, from and after such date, the Watermark Entity or WPC Entity, as applicable, shall have no further obligation or liability to the CWI 2 Entities in connection therewith and shall be entitled to terminate, amend or modify such Contract at its sole discretion.

(d)                             Transition Services. From and after the Closing, CWI 2 shall, or shall cause an Affiliate to, use its reasonable best efforts to internalize the functions set forth in the (i) WPC Transition Services Agreement prior to the expiration of the applicable term set forth in the WPC Transition Services Agreement, and (ii) Watermark Transition Services Agreement prior to the expiration of the applicable term set forth in the Watermark Transition Services Agreement, as applicable. For the avoidance of doubt, nothing in this Section 1.1(d) shall require the WPC Entities or Watermark Entities or any respective Affiliate thereof to provide any transition services beyond the applicable term expressly set forth in the WPC Transition Services Agreement or Watermark Transition Services Agreement, as applicable.

(e)                               REIT Non-Solicitation Waiver. The Parties hereto acknowledge and agree that, with respect to any person hired in accordance with Section 1.1(a), effective as of the Closing or the date of any offer of employment if earlier, any Non-Solicitation Covenant relating to any person hired or to be hired pursuant to Section 1.1(a) is hereby waived. The Parties hereto further acknowledge and agree that any Non-Solicitation Covenant is hereby waived with respect to any Identified Employee; provided, however, that if any Identified Employee is not hired by CWI 2 within three (3) months following the REIT Merger Effective Time, the Non-Solicitation Covenant shall then again apply to such Identified Employee. For the avoidance of doubt (x) with respect to any Identified Employee who has not actually been provided with an offer in contravention with Section 1.1(b), or (y) with respect to any other person employed by the WPC Entities or the

Watermark Entities (other than those hired in accordance with Section 1.1(a)), in each instance, all Non-Solicitation Covenants shall remain in full force and effect in accordance with the applicable Contract related thereto.

(f)                                Bonus Liabilities. Not later than December 1, 2020, CWI 2 shall deliver to the WPC Entities and the Watermark Entities a report providing a good faith estimate of the bonuses and other cash incentive compensation, if any, expected to be paid by CWI 2 to those Persons who became Hired Employees after January 1, 2020 related to calendar year 2020 (all such bonuses and incentive compensation, the “Stub-Period Bonus Liabilities”).  No later than January 15, 2021, CWI 2 shall send a final report of the Stub-Period Bonus Liabilities to the WPC Entities and the Watermark Entities.  No later than March 31, 2021, the WPC Entities and the Watermark Entities shall reimburse CWI 2 in cash for their respective pro rata shares of the Stub-Period Bonus Liabilities, taking into account any accrued amounts already reimbursed by CWI 2 for such compensation pursuant to the WPC Transition Services Agreement or Watermark Transition Services Agreement, based on the percentage of time that each Hired Employee was employed by CWI 2, the WPC Entities and the Watermark Entities, as applicable, during calendar year 2020, and any other adjustments reasonably agreed to in good faith by the Parties.

(g)                              Allocation of Liabilities. Except to the extent provided in the Transition Services Agreements, the WPC Entities and the Watermark Entities shall be solely responsible for all wages and compensation earned by all personnel providing services to CWI 2 and any related employer-side employment taxes in respect of all periods prior to the respective Hire Dates (if any) of such personnel including, without limitation, bonuses relating to periods prior to each Hired Employee’s Hire Date that are payable after such Hire Dates.  In addition, the WPC Entities shall be solely responsible for the costs of any awards of WPC common stock or other equity-based awards made by WPC to any Identified Employee.  On and after the date on which any such personnel became Hired Employees, CWI 2 shall be solely liable for all wages and compensation, and any related employer-side employment taxes, due to such employees with respect to periods of their employment by CWI 2 and its Affiliates.

(h)                              Qualified Plans. Following the Closing, CWI 2 intends to adopt a defined contribution plan that is qualified under Section 401(a) of the Code and that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “CWI 2 Savings Plan”) in which Hired Employees shall be eligible to participate. Following the adoption of such a plan, the Parties shall reasonably cooperate with each other to take all reasonable steps necessary to permit each Hired Employee, if any, who shall receive an eligible rollover distribution (as defined in Section 402(c)(4) of the Code)  from the corresponding WPC Entities’ or Watermark Entities’ plans to rollover such eligible rollover distribution, including any associated loans, into an account under the CWI 2 Savings Plan as soon as administratively practicable following CWI 2’s receipt of such Hired Employee’s rollover application.

(i)                                  Termination Costs.  The WPC Entities shall be solely responsible for any costs of termination, including, without limitation, severance costs and continuation coverage required by COBRA, for any employee of the WPC Entities who are terminated by them in connection with the Internalization, and their qualified beneficiaries. The Watermark Entities shall be solely responsible for any costs of termination, including, without limitation, severance costs and continuation coverage required by COBRA, for any employee of the Watermark Entities who are terminated by them in connection with the Internalization, and their qualified beneficiaries. Notwithstanding anything contained herein to the contrary, if CWI 2 has requested that a particular Identified Employee who is not hired prior to the Cutoff Time in accordance with the terms set forth in Section 1.1(b), be retained by the WPC Entities or the Watermark Entities, as applicable, to perform services for CWI 2 under a Transition Services Agreement in lieu of being terminated by the WPC Entities or the Watermark Entities from and after the Cutoff Time, then the WPC Entities or the Watermark Entities, as applicable, shall deliver to CWI 2 a good faith estimate of the cost to retain such Person to perform services from and after the Cutoff Time (including under the applicable Transition Services Agreement) and, if such cost is acceptable to CWI 2, CWI 2 shall pay the WPC Entities or the Watermark Entities, as applicable, fifty percent (50%) of the costs of retaining such person to perform services from and after the Cutoff Time (including under the applicable Transition Services Agreement).

(j)                                  No Third Party Beneficiaries.  This Section 1.1 shall inure solely to the benefit of each of the Parties, and nothing in this Section 1.1 shall confer upon any Business Employee, or any legal representative or beneficiary thereof, any rights or remedies, including any right to employment or continued employment for any specified period, or compensation or benefits of any nature or kind whatsoever under this Agreement. Nothing in this Section 1.1, express or implied, shall be deemed an amendment of any plan providing benefits to any Business Employee or as altering the at-will nature of any Business Employee’s employment. Nothing in this Agreement shall be deemed to limit the right of CWI 2 and its Affiliates to terminate the employment of any Business Employee at any time or construed as altering the at-will nature of any Business Employee’s employment; and provided further that nothing in this Agreement shall be deemed to limit the right of CWI 2 and its Affiliates, following the Closing, to (y) change or modify the terms and conditions of employment for any Business Employee or (z) change, modify, or terminate any employee benefit plan or arrangement.

(k)                              Purchase of Certain Assets.  At the Closing, the applicable Watermark Entity shall sell and transfer to CWI 2, and CWI 2 shall purchase and accept from such Watermark Entity, those assets set forth on Schedule 1 to the Watermark Bill of Sale (the “Purchased Assets”) for an aggregate purchase price of $295,000.

1.2                            Non-Competition and Non-Solicitation.

(a)                               Non-Competition. Subject to the other provisions set forth in this Section 1.2(a), from and after the Closing until the Restriction Termination Date and without prior written consent of CWI 2, each of the WPC Entities and their respective Affiliates shall be prohibited from sponsoring, acting as the external advisor to or externally managing any new or existing real estate program focused on lodging properties.  From and after the Closing, each of the Watermark Entities and their Affiliates agree to be prohibited from engaging in the Business if and solely to the same extent that Medzigian is prohibited from such engagement in the Commitment Agreement and the Medzigian Employment Agreement.  Notwithstanding anything contained herein (i) nothing contained herein  shall prohibit the WPC Entities from acquiring (via stock purchase, asset purchase, merger or otherwise) any properties or assets or any Person that has operations related to, but whose primary business is not focused on, the Business, and (ii) the restrictions set forth in this Section 1.2 (A) shall in no way apply to an acquirer of all or substantially all of the business, operations, assets or equity interests of any of the WPC Entities, and (B) shall automatically and immediately (without, for the avoidance of doubt, the need to comply with the temporal elements set forth in the definition of “Restriction Termination Date”) terminate with respect to the WPC Entities, upon (1) such time as the WPC Entities do not have the right to designate any persons for election of directors at the annual meeting of stockholders of CWI 2 in accordance with this Agreement, or (2) if earlier, a Change in Control of either (x) CWI 2, or (y) WPC, in the case of each of subclause (x) and (y)  if at such time any WPC representatives on CWI 2’s Board of Directors resigns from the Board and the WPC Entities agree not to exercise their director designations right in the future (it if would otherwise continue).

(b)                              Non-Solicitation of CWI 2 Employees.  From and after the Closing until the Restriction Termination Date (or, in the case of the Watermark Entities, the expiration of the one (1) year period applicable to Medzigian set forth in Section 7(d) of the Medzigian Employment Agreement, if earlier) and without prior written consent of CWI 2, none of the WPC Entities or Watermark Entities shall either directly or indirectly, solicit (or encourage any other Person to solicit) or encourage to leave the employment of CWI 2 or any of its Affiliates, any person who is an officer or employee of CWI 2 or any of its Affiliates, or who has been employed by CWI 2 or any of its Affiliates during the six (6) months prior to the date of such solicitation.  Notwithstanding the foregoing, general solicitations of employment published in a newspaper, over the Internet, or in another publication of general circulation and not specifically directed towards such officers, employees or consultants shall not be deemed to constitute solicitation for purposes of this paragraph.

1.3                            Non-Interference with Business Relationships.  From and after the Closing until the applicable Restriction Termination Date, none of the Watermark Entities and the WPC Entities shall intentionally seek to induce or otherwise cause any client, supplier, vendor, licensee, licensor, franchisor, management company or any other Person with whom CWI 2 or any of its Affiliates then has, or during the six (6) months prior to such time had, a business relationship, whether by contract or otherwise, in each case in connection with the Business, to discontinue or alter such business relationship in a manner that is adverse to CWI 2 or any of its Affiliates.

1.4                            Redemption. The Parties shall take the steps set forth in this Section 1.4 (collectively, the “Redemption”):

(a)                               CWI 1 SGP Interest Distribution. Immediately following the REIT Merger Effective Time, SGP shall distribute (the “CWI 1 Distribution”) (i) forty percent (40%) of the CWI 1 SGP Interest to CLA, (ii) forty percent (40%) of the CWI 1 SGP Interest to Carey II, and (iii) twenty percent (20%) of the CWI 1 SGP Interest to CWA.

(b)                              CWI 2 SGP Interest Distribution. Immediately following the REIT Merger Effective Time, SGP 2 shall distribute (the “CWI 2 Distribution”) (i) seventy five percent (75%) of the CWI 2 SGP Interest to Holdco, and (ii) twenty five percent (25%) of the CWI 2 SGP Interest to CWA 2.

(c)                               CWI 1 SGP Exchange and Contribution. Immediately following the REIT Merger Effective Time, without any further action required by any Party, (i) CLA shall exchange with CWI 2 that portion of the CWI 1 SGP Interest that it received pursuant to Section 1.4(a)(i) for (A) eight hundred and fifty four thousand three hundred and eighty eight (854,388) shares of

Common Stock, and (B) shares of Preferred Stock with a liquidation preference of nineteen million five hundred and fifty thousand eight hundred and seventy nine dollars ($19,550,879), (ii) Carey II shall exchange with CWI 2 that portion of the CWI 1 SGP Interest that it received pursuant to Section 1.4(a)(ii) for (A) eight hundred and fifty four thousand three hundred and eighty eight (854,388) shares of Common Stock, and (B) shares of Preferred Stock with a liquidation preference of nineteen million five hundred and fifty thousand eight hundred and seventy nine dollars ($19,550,879), and (iii) CWA shall contribute to CWI 2 OP that portion of the CWI 1 SGP Interest that it received pursuant to Section 1.4(a)(iii) for one million two hundred eighty four thousand forty seven (1,284,047) common limited partnership interests (the “OP Units”) in CWI 2 OP.

(d)                             CWI 2 SGP Exchange and Contribution. Immediately following the REIT Merger Effective Time, without any further action required by any Party, (i) Holdco shall exchange with CWI 2 that portion of the CWI 2 SGP Interest that it received pursuant to Section 1.4(b)(i) for (A) one million one hundred and thirty one thousand seven hundred and seventy three (1,131,773) shares of Common Stock, and (B) shares of Preferred Stock with a liquidation preference of twenty five million eight hundred and ninety eight thousand two hundred and forty two dollars ($25,898,242) and (ii) CWA 2 shall contribute to CWI 2 OP that portion of the CWI 2 SGP Interest that it received pursuant to Section 1.4(b)(ii) for one million one hundred thirty three thousand nine hundred forty nine (1,133,949) OP Units.

(e)                               No Further Liability. Following the Redemption, (i) SGP shall have no further liability or obligation pursuant to the CWI 1 LPA, (ii) SGP 2 shall have no further liability or obligation pursuant to the CWI 2 LPA, (iii) none of the CWI 1 Entities shall have any further liability or obligation pursuant to the CWI 1 LPA in respect of the CWI 1 SGP Interest, and (iv) none of the CWI 2 Entities shall have any further liability or obligation pursuant to the CWI 2 LPA in respect of the CWI 2 SGP Interest.  The Parties agree that, subject to the consummation of the Redemption, the Redemption shall be in lieu of any right that SGP and SGP 2, and its successors and assigns, would otherwise have in connection with a change of control event of any CWI I Entity or any CWI 2 Entity under the CWI 1 LPA or CWI 2 LPA, as applicable, and each of SGP and SGP 2 hereby waives all rights to any distributions that it would otherwise be entitled to receive in connection with the Merger pursuant to the CWI 1 LPA and the CWI 2 LPA.

1.5                            Limited Partnership Interests. Notwithstanding anything to the contrary in the CWI 2 OP LPA or this Agreement:

(a)                               At any time at the sole discretion of any Watermark Entity, the OP Units issued to such Watermark Entity shall be redeemable or exchangeable at the option of the holder thereof in exchange for such number of Common Stock of equivalent value of such OP Units at the time of such redemption or exchange;

(b)                              Distributions shall be made to the holder(s) of the OP Units at the same time, and in the same form as, any dividend payable to the holders of Common Stock, and the amount of such distributions shall be determined using the same rate of return as is used to determine such dividends payable with respect to the Common Stock;

(c)                               The OP Units and Common Stock shall be transferable by any Watermark Entity to any Affiliate of such Person or to any family members, trusts or other estate planning vehicles of any direct or indirect equityholder of such Person; and

(d)                             The foregoing provisions shall not be waived, modified or amended, whether in this Agreement or the CWI 2 OP LPA, in any way that adversely affects the limited liability of any Watermark Entity as a limited partner, the rights of any Watermark Entity to exchange its equity interests for cash, or at the election of CWI 2, Common Stock, or in any way that disproportionality affects a Watermark Entity’s rights to distributions or allocations, in each case, without the prior written consent of the Watermark Entity then holding the OP Units.

1.6                            Holding Period.

(a)                               In addition to any restrictions on transfer contained in the CWI 2 OP LPA and without prior written consent of CWI 2, until the earlier of (a) the completion of CWI 2’s initial underwritten public offering of Common Stock, (b) ninety (90) days after the listing of Common Stock on a national securities exchange (either (a) or (b) an “IPO Event”), (c) the consummation of a Change in Control of CWI 2, (d) solely in the case of securities held by the WPC Entities, such time following either (1) the resignation of all representatives of the WPC Entities from CWI 2’s Board of Directors following a Change in Control of CWI 2 or WPC, or (2) as the WPC Entities do not have the right to designate any persons for election of directors at the annual meeting of stockholders of CWI 2 in accordance with this Agreement, or (e) except as contemplated by Section 1.5(a), solely in the case of securities held by the Watermark Entities, such time as Medzigian no longer serves as Chief Executive Officer or a director of CWI 2, the WPC Entities or the Watermark Entities, as applicable, shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option or warrant for the sale of, make any short sale or otherwise transfer or dispose or encumber (collectively, “Transfer”) the Common Stock, Preferred Stock or limited partnership interests in CWI 2 OP that it receives pursuant to Section 1.4 of this Agreement; provided, however, that, subject to compliance with applicable Laws, including applicable securities Laws, the WPC Entities and the Watermark Entities may engage in a Permitted Transfer; provided, further, that the foregoing restrictions on pledges and encumbrances shall not apply where the beneficiary of the pledge or encumbrance has agreed in writing to be bound by the restrictions set forth in this Section 1.6.  In addition, in the event of an underwritten public offering of securities of CWI 2 and to the extent requested by the underwriters of such public offering, the WPC entities and Watermark Entities shall enter into customary lockup agreements to be negotiated in good faith by the applicable parties.

1.7                            Termination of Agreements.  Immediately following the Redemption, without any further action required by any party thereto, the (a) CWI 1 Advisory Agreement, (b) CWI 2 Advisory Agreement, and (c) Subadvisory Agreements, shall terminate (the “Termination”). Within ninety (90) days following the Termination, (i) CWI 2 shall pay, or cause to be paid, to Advisor or, at Advisor’s election, an Affiliate thereof, all reimbursable expenses and fees owed to Advisor under the CWI 1 Advisory Agreement and the CWI 2 Advisory Agreement, as applicable, accrued through the Termination (by way of example, and without limitation, this shall include all earned but unpaid asset management fees, disposition fees (excluding any disposition fees that may be owed in connection with the Merger), property management fees, loan refinancing fees, and the reimbursement of other selling, general and administrative expenses), and (ii) the Advisor shall pay, or cause to be paid, to CWA and CWA 2, as applicable, or, at such Person’s election, an Affiliate thereof (including, for the avoidance of doubt, Watermark Capital), all reimbursable expenses and fees owed to CWA or CWA 2 under Subadvisory Agreements. From and after the Redemption, (i) CWA, CLA and Carey II shall use commercially reasonably efforts to cause SGP to liquidate or dissolve, and SGP LLCA to be terminated in connection therewith, and (ii) CWA 2 and Holdco shall use commercially reasonable efforts to cause SGP 2 to liquidate or dissolve, and SGP 2 LLCA to be terminated in connection therewith.

1.8                            Watermark Name. Immediately following the REIT Merger Effective Time, the Trademark Coexistence Agreement substantially in the form attached hereto as Exhibit D, related to the use of the “Watermark” name by the applicable parties, shall become automatically effective without any action on the part of any Party.

1.9                            Allocation.  Unless otherwise required by a determination of a taxing authority that is final, all parties hereto shall report the transactions contemplated hereby (other than the reimbursable expenses and fees payable pursuant to Section 1.1) for tax purposes as allocated to the Redemption.

1.10                    Board Composition.  CWI 2 hereby agrees to take all necessary actions to set the size of the Board of Directors of CWI 2 at nine (9) directors upon the closing of the Merger.  Prior to the consummation of an IPO Event, CWI 2 shall not modify the size of its Board of Directors from nine (9) without the prior written consent of WPC. For so long as the WPC Entities, collectively, beneficially own shares of Capital Stock with (i) a Value equal to or greater than one hundred million dollars ($100 million), WPC shall have the right to designate for election at the annual meeting of stockholders of CWI 2 two (2) directors to the Board of Directors of CWI 2, (ii) a Value less than one hundred million dollars ($100 million) but equal to or greater than fifty million dollars ($50 million), WPC shall have the right to designate for election at the annual meeting of stockholders of CWI 2 one (1) director to the Board of Directors of CWI 2, and (iii) a Value less than fifty million dollars ($50 million), WPC shall not have the contractual right to designate for election at the annual meeting of stockholders of CWI 2 any directors to the Board of Directors of CWI 2.

ARTICLE II
CLOSING AND CLOSING DATE DELIVERIES

2.1                            Closing.  The closing of the transactions contemplated hereunder (the “Closing”) shall take place at the offices of DLA Piper LLP (US) in New York, New York as soon as reasonably practicable following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby (other than conditions with respect to actions that any party will take at the Closing itself) or at such other place and time as is mutually agreed to in writing by the parties hereto (the “Closing Date”).

2.2                            Ancillary Agreements.  Immediately following the REIT Merger Effective Time, the following agreements shall become automatically effective without any action on the part of any Party:

(a)                               the WPC Trademark Assignment Agreement;

(b)                              the WPC Transition Services Agreement;

(c)                               the Watermark Transition Services Agreement;

(d)                             the Assignment and Assumption Agreement;

(e)                               Watermark Bill of Sale; and

(f)                                the Trademark Coexistence Agreement.

2.3                            Cooperation. Each Party shall and shall cause its subsidiaries and Affiliates to use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement, including (i) the taking of all actions necessary to cause the conditions to Closing set forth in Article VII to be satisfied, (ii) the obtaining of all necessary waivers, consents and approvals from all Persons necessary in connection with the consummation of transactions contemplated by this Agreement and the giving of any notices to any Person, if any, and the taking of all reasonable actions as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Person necessary in connection with the consummation of the transactions contemplated by this Agreement, (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement, and (iv) cooperating in good faith prior to and following the Closing to (A) identify all Contracts that contemplate the provision of services to or relate to the rights, operations or assets of CWI 1 or CWI 2 or their respective Affiliates, (B) determine whether such Contracts identified in clause (A) should have been included in the list of Transferred Contracts attached hereto as Exhibit B or are Shared Contracts, and (C) with respect to any Transferred Contract, assign such Transferred Contract to a CWI 2 Entity designated by CWI 2 in accordance with the terms of Section 1.1(c), and with respect to any Shared Contract, make such goods and services available to the CWI 2 Entities in accordance with the terms of Section 1.1(c).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CWI 1 ENTITIES

CWI 1 and CWI 1 OP hereby represent and warrant to WPC and Watermark Capital as of the date hereof and as of the Closing as follows:

3.1                            Organization and Qualification.  CWI 1 is a corporation duly organized, validly existing and in good standing under the Laws of Maryland. CWI 1 OP is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. Each CWI 1 Entity has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the CWI 1 Entities to consummate the transactions contemplated hereunder.  No CWI 1 Entity is in violation of any material provision of its Organizational Documents.

3.2                            Authority.  Each CWI 1 Entity (a) has the respective right and power to enter into, and perform its obligations under, this Agreement and each other agreement delivered in connection herewith to which it is a party and (b) has taken all requisite action to authorize (i) the execution, delivery and performance of this Agreement and each such other agreement delivered in connection herewith to which it is a party and (ii) the consummation of the transactions contemplated by this Agreement and each such other agreement delivered in connection herewith to which it is a party.  This Agreement has been duly executed and delivered by each CWI 1 Entity and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, is binding upon, and legally enforceable against, each CWI 1 Entity in accordance with its terms, except as such enforceability may be subject to, and limited by, applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally, and general equitable principles (regardless of whether enforceability is considered a proceeding at law or in equity) (the “Bankruptcy and Equity Exception”).

3.3                            No Violations and Consents.

(a)                               None of the execution, delivery or performance of this Agreement by any CWI 1 Entity or the consummation by a CWI 1 Entity of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Organizational Documents of any such Person, (ii) conflict with or violate any Law applicable to any such Person, or any of its properties or assets, or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, modification, cancellation, purchase or sale of, or result in the triggering of any payment or in the creation of a lien upon any of the respective properties or assets (including rights) of any such Person pursuant to, any Contract to which any such Person is a party (or by which any of their respective properties or assets (including rights) are bound), except, with respect to clauses (ii) and (iii) of this Section 3.3(a), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the CWI 1 Entities to consummate the transactions contemplated hereby.

(b)                              None of the execution, delivery or performance of this Agreement by the CWI 1 Entities or the consummation by the CWI 1 Entities of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority with respect to any such Person or any of its respective properties or assets, other than  where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the CWI 1 Entities to consummate the transactions contemplated hereunder.

3.4                            Brokers.  No CWI 1 Entity has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than Barclays.

3.5                            Acknowledgement of No Other Representations or Warranties.  The CWI 1 Entities acknowledge and agree that, (i) except for the representations and warranties contained in Article V or Article VI or any certificate or schedule delivered in connection with the Closing pursuant hereto, as applicable, no WPC Entity, Watermark Entity, or any of their respective Affiliates or representatives, makes or has made, nor is any CWI 1 Entity relying on, and expressly disclaims any reliance on, any representation or warranty, either express or implied, concerning the WPC Entities or the Watermark Entities or any of their respective businesses, operations, assets, liabilities, results of operations, conditions (financial or otherwise) or prospects or the transactions contemplated by this Agreement, and (ii) the WPC Entities and Watermark Entities and their respective Affiliates and each of their respective representatives hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by the WPC Entities or Watermark Entities or any of their respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the CWI 1 Entities by any representative of a WPC Entity or Watermark Entity or of their respective Affiliates) except for the representations and warranties expressly set forth in Article V or Article VI, as applicable, or any certificate or schedule delivered by or on behalf of any such Person in connection with the Closing pursuant hereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE CWI 2 ENTITIES

CWI 2 and CWI 2 OP hereby represent and warrant to WPC and Watermark Capital as of the date hereof and as of the Closing as follows:

4.1                            Organization and Qualification.  CWI 2 is a corporation duly organized, validly existing and in good standing under the Laws of Maryland. CWI 2 OP is a limited partnership duly formed, validly existing and in good standing under the laws of Delaware. Each CWI 2 Entity has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the CWI 2 Entities to consummate the transactions contemplated hereunder.  No CWI 2 Entity is in violation of any material provision of its Organizational Documents.

4.2                            Authority.  Each CWI 2 Entity (a) has the respective right and power to enter into, and perform its obligations under, this Agreement and each other agreement delivered in connection herewith to which it is a party and (b) has taken all requisite action to authorize (i) the execution, delivery and performance of this Agreement and each such other agreement delivered in connection herewith to which it is a party and (ii) the consummation of the transactions contemplated by this Agreement and each such other agreement delivered in connection herewith to which it is a party.  This Agreement has been duly executed and delivered by each CWI 2 Entity and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, is binding upon, and legally enforceable against, each CWI 2 Entity in accordance with its terms, except as such enforceability may be subject to, and limited by, the Bankruptcy and Equity Exception.

4.3                            No Violations and Consents.

(a)                               None of the execution, delivery or performance of this Agreement by any CWI 2 Entity or the consummation by a CWI 2 Entity of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Organizational Documents of any such Person, (ii) conflict with or violate any Law applicable to any such Person, or any of its properties or assets, or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, modification, cancellation, purchase or sale of, or result in the triggering of any payment or in the creation of a lien upon any of the respective properties or assets (including rights) of any such Person pursuant to, any Contract to which any such Person is a party (or by which any of their respective properties or assets (including rights) are bound), except, with respect to clauses (ii) and (iii) of this Section 4.3(a), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the CWI 2 Entities to consummate the transactions contemplated hereby.

(b)                              None of the execution, delivery or performance of this Agreement by the CWI 2 Entities or the consummation by the CWI 2 Entities of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority with respect to any such Person or any of its respective properties or assets, other than  where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the CWI 2 Entities to consummate the transactions contemplated hereunder.

4.4                            Brokers.  No CWI 2 Entity has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, other than Morgan Stanley.

4.5                            Acknowledgement of No Other Representations or Warranties.  The CWI 2 Entities acknowledge and agree that, (i) except for the representations and warranties contained in Article V or Article VI or any certificate or schedule delivered in connection with the Closing pursuant hereto, as applicable, no WPC Entity, Watermark Entity, or any of their respective Affiliates or representatives, makes or has made, nor is any CWI 2 Entity relying on, and expressly disclaims any reliance on, any representation or warranty, either express or implied, concerning the WPC Entities or the Watermark Entities or any of their respective businesses, operations, assets, liabilities, results of operations, conditions (financial or otherwise) or prospects or the transactions contemplated by this Agreement, and (ii) the WPC Entities and Watermark Entities and their respective Affiliates and each of their respective representatives hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by the WPC Entities or Watermark Entities or any of their respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the CWI 2 Entities by any representative of a WPC Entity or Watermark Entity or of their respective Affiliates) except for the representations and warranties expressly set forth in Article V or Article VI, as applicable, or any certificate or schedule delivered by or on behalf of any such Person in connection with the Closing pursuant hereto.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE WATERMARK ENTITIES

Watermark Capital, CWA and CWA 2 hereby represent and warrant to WPC, CWI 1 and CWI 2 as of the date hereof and as of the Closing as follows:

5.1                            Organization and Qualification.  Each Watermark Entity is a limited liability company duly organized, validly existing and in good standing under the Laws of its respective state of formation. Each Watermark Entity has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Watermark Entities to consummate the transactions contemplated hereunder.  No Watermark Entity is in violation of any material provision of its Organizational Documents.

5.2                            Authority.  Each Watermark Entity (a) has the respective right and power to enter into, and perform its obligations under, this Agreement and each other agreement delivered in connection herewith to which it is a party and (b) has taken all requisite action to authorize (i) the execution, delivery and performance of this Agreement and each such other agreement delivered in connection herewith to which it is a party and (ii) the consummation of the transactions contemplated by this Agreement and each such other agreement delivered in connection herewith to which it is a party.  This Agreement has been duly executed and delivered by each Watermark Entity and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, is binding upon, and legally enforceable against, each Watermark Entity in accordance with its terms, except as such enforceability may be subject to, and limited by, the Bankruptcy and Equity Exception.

5.3                            No Violations and Consents.

(a)                               None of the execution, delivery or performance of this Agreement by any Watermark Entity or the consummation by a Watermark Entity of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Organizational Documents of any such Person, (ii) conflict with or violate any Law applicable to any such Person, or any of its properties or assets, or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, modification, cancellation, purchase or sale of, or result in the triggering of any payment or in the creation of a lien upon any of the respective properties or assets (including rights) of any such Person pursuant to, any Contract to which any such Person is a party (or by which any of their respective properties or assets (including rights) are bound), except, with respect to clauses (ii) and (iii) of this Section 5.3(a), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Watermark Entities to consummate the transactions contemplated hereby.

(b)                              None of the execution, delivery or performance of this Agreement by the Watermark Entities or the consummation by the Watermark Entities of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority with respect to any such Person or any of its respective properties or assets, other than  where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the Watermark Entities to consummate the transactions contemplated hereunder.

5.4                            Brokers.  No Watermark Entity has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

5.5                            No Defaults Under Transferred Contracts.  None of the Watermark Entities is in material default under any Transferred Contracts to which such entity is a party.

5.6                            Acknowledgement of No Other Representations or Warranties.  The Watermark Entities acknowledge and agree that, (i) except for the representations and warranties contained in Article III, Article IV or Article VI, as applicable, or any certificate or schedule delivered in connection with the Closing pursuant hereto, none of the WPC Entities, CWI 1 or CWI 2, nor any of their respective Affiliates or representatives, makes or has made, nor is any Watermark Entity relying on, and expressly disclaims any reliance on, any representation or warranty, either express or implied, concerning the WPC Entities, CWI 1 or CWI 2 or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the transactions contemplated by this Agreement, and (ii) the WPC Entities, CWI 1 and CWI 2 and their respective Affiliates and each of their respective representatives hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by the WPC Entities, CWI 1 or CWI 2 or any of their respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Watermark Entities by any representative of a WPC Entity, CWI 1 or CWI 2 or their respective Affiliates) except for the representations and warranties expressly set forth in Article III, Article IV or Article VI, as applicable, or any certificate or schedule delivered by or on behalf of any such Person in connection with the Closing pursuant hereto.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE WPC ENTITIES

WPC, SGP, SGP 2 and Advisor hereby represent and warrant to each of CWI 1, CWI 2 and Watermark Capital as of the date hereof and as of the Closing as follows:

6.1                            Organization and Qualification.  Each WPC Entity is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of its respective state of formation. Each WPC Entity has the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the WPC

Entities to consummate the transactions contemplated hereunder.  No WPC Entity is in violation of any material provision of its Organizational Documents.

6.2                            Authority.  Each WPC Entity (a) has the respective right and power to enter into, and perform its obligations under, this Agreement and each other agreement delivered in connection herewith to which it is a party and (b) has taken all requisite action to authorize (i) the execution, delivery and performance of this Agreement and each such other agreement delivered in connection herewith to which it is a party and (ii) the consummation of the transactions contemplated by this Agreement and each such other agreement delivered in connection herewith to which it is a party.  This Agreement has been duly executed and delivered by each WPC Entity and, assuming the due authorization, execution and delivery of this Agreement by each other party hereto, is binding upon, and legally enforceable against, each WPC Entity in accordance with its terms, except as such enforceability may be subject to, and limited by, the Bankruptcy and Equity Exception.

6.3                            No Violations and Consents.

(a)                               None of the execution, delivery or performance of this Agreement by any WPC Entity or the consummation by a WPC Entity of the transactions contemplated by this Agreement will: (i) conflict with or violate any provision of the Organizational Documents of any such Person, (ii) conflict with or violate any Law applicable to any such Person, or any of its properties or assets, or (iii) require any consent, notice or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under (with or without notice or lapse of time, or both), or result in termination or give to others any right of termination, vesting, amendment, acceleration, modification, cancellation, purchase or sale of, or result in the triggering of any payment or in the creation of a lien upon any of the respective properties or assets (including rights) of any such Person pursuant to, any Contract to which any such Person is a party (or by which any of their respective properties or assets (including rights) are bound), except, with respect to clauses (ii) and (iii) of this Section 6.3(a), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the WPC Entities to consummate the transactions contemplated hereby.

(b)                              None of the execution, delivery or performance of this Agreement by the WPC Entities or the consummation by the WPC Entities of the transactions contemplated by this Agreement will require (with or without notice or lapse of time, or both) any consent, approval, authorization or permit of, or filing or registration with or notification to, any Governmental Authority with respect to any such Person or any of its respective properties or assets, other than  where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of the WPC Entities to consummate the transactions contemplated hereunder.

6.4                            Brokers.  No WPC Entity has any liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

6.5                            No Defaults Under Transferred Contracts.  None of the WPC Entities is in material default under any Transferred Contracts to which such entity is a party.

6.6                            Acknowledgement of No Other Representations or Warranties.  The WPC Entities acknowledge and agree that, (i) except for the representations and warranties contained in Articles III, IV or V or any certificate or schedule delivered in connection with the Closing pursuant hereto, none of the CWI 1 Entities, CWI 2 Entities or Watermark Entities nor any of their respective Affiliates or representatives makes or has made, nor is any WPC Entity relying on, and expressly disclaims any reliance on, any representation or warranty, either express or implied, concerning the any of the foregoing or any of their respective businesses, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects or the transactions contemplated by this Agreement, and (ii) the each of the CWI 1 Entities, CWI 2 Entities or Watermark Entities and their respective Affiliates and each of their respective representatives hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information communicated, or furnished (orally or in writing) by such Person or any of their respective Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the WPC Entities by any representative of any of the foregoing or its respective Affiliates) except for the representations and warranties expressly set forth in Articles III, IV or V or any certificate or schedule delivered by or on behalf of any such Person in connection with the Closing pursuant hereto.

ARTICLE VII
CONDITIONS TO THE SALE

7.1                            Conditions to Obligations of Each Party.  The respective obligations of each Party hereto to effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver (where permitted) at or prior to the Closing of each of the following conditions:

(a)                               No Injunction.  No Governmental Authority of competent jurisdiction shall have issued any Order that is in effect, and no Law shall have been enacted or promulgated, that renders the transactions contemplated hereunder illegal, or prohibits, enjoins, restrains or otherwise prevents or delays the transactions contemplated hereunder.

(b)                              Merger. The Merger shall have occurred on the terms set forth in the Merger Agreement.

(c)                               Employment Agreements.  The Medzigian Employment Agreement shall not have been amended or terminated, except by agreement of all parties to the Medzigian Employment Agreement, and employment terms shall have been agreed to by CWI 2 and any executive officer set forth on Exhibit A that has been identified in the definitive Joint Proxy Statement.

(d)                             Redemption.  The Redemption shall have occurred.

7.2                            Additional Condition to Obligations of WPC.  The obligations of WPC to effect the transactions contemplated hereunder at the Closing are also subject to the satisfaction or waiver by WPC of the following additional condition:

(a)                               CWI 2 Board. At the closing of the Merger, the size of the Board of Directors of CWI 2, shall have been set at nine (9) directors, and two (2) directors shall be appointed by WPC.

ARTICLE VIII
 TERMINATION

8.1                            Termination.  This Agreement may be terminated at any time prior to the Closing only as follows:

(a)                               By the mutual written consent of WPC, CWI 1, CWI 2 and Watermark Capital;

(b)                              By any party if the conditions set forth in Section 7.1 shall not have been satisfied substantially concurrently with the closing of the Merger; or

(c)                               By WPC, CWI 1, CWI 2 or Watermark Capital, by written notice to the other, if any Governmental Authority of competent jurisdiction shall have issued any Order permanently enjoining, restraining or prohibiting the transactions contemplated hereunder, and such Order shall have become final and non-appealable, if applicable; provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any such Person if such Person is then in breach in any material respect of its obligations under this Agreement has been the principal cause of, or principally resulted in, such Order, restraint or prohibition.

8.2                            Effect of Termination.

(a)                               In the event of termination of this Agreement by WPC, CWI 1, CWI 2 or Watermark Capital, in each instance, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective representatives, in either case, relating to, based on or arising under or out of this Agreement, the transactions contemplated hereby or the subject matter hereof (including the negotiation and performance of this Agreement), in each case whether based on Contract, tort, equity or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any Laws or otherwise and whether by or through attempted piercing of the corporate veil, by or through any claim by or on behalf of a party hereto or another Person or otherwise, except with respect to Annex I, this Section 8.2, and Article X (and such provisions shall remain in full force and effect following such termination.

ARTICLE IX
SURVIVAL

9.1                            No Survival.  The representations and warranties contained in this Agreement or any certificate, agreement or instrument furnished or to be furnished to at the Closing pursuant to this Agreement shall not survive the Closing and shall terminate on the Closing Date, and no party hereto shall have any obligation for indemnification hereunder or other liability to any other party with respect to any claim for breach of any representation or warranty contained in this Agreement or other agreement or instrument delivered by any other party at the Closing. All covenants and agreements contained herein that by their terms are to be performed in whole or in part, or which prohibit actions, subsequent to the Closing Date shall survive in accordance with their terms.

ARTICLE X
GENERAL PROVISIONS

10.1                    Cost and Expenses.  Each party will pay its own costs and expenses (including attorneys’ fees, accountants’ fees and other professional fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (except as otherwise specifically provided for herein).

10.2                    Amendment, Modification and Waiver.  This Agreement may be amended, modified or supplemented at any time only by written agreement signed by the parties hereto, and any failure of a party to comply with any term or provision of this Agreement may be waived by the other parties, at any time by an instrument in writing signed by or on behalf of such other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

10.3                    Savings Clause.  If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.  Upon such declaration that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement, as needed, so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

10.4                    Entire Agreement.  This Agreement (together with the Annexes, Exhibits, and the other documents delivered pursuant hereto) constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

10.5                    Assignment; Successors and Assigns.  The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other parties. Any assignment or transfer in violation of the preceding sentence shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

10.6                    Parties in Interest.  The parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person, other than the parties hereto, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein.  The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties may be subject to waiver by the parties hereto in accordance with Section 10.2 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto.

Consequently, Persons, other than the parties hereto, may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

10.7                    Mutual Drafting; Interpretation; Headings.

(a)                               Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

(b)                              For purposes of this Agreement, whenever the context requires: (i) the singular number shall include the plural, and vice versa; (ii) the masculine gender shall include the feminine and neuter genders; (iii) the feminine gender shall include the masculine and neuter genders; and (iv) the neuter gender shall include masculine and feminine genders.  As used in this Agreement, the words “include” and “including,” and words of similar meaning, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  Except as otherwise indicated, all references in this Agreement to “Sections,” “Annexes” and “Exhibits,” are intended to refer to Sections of this Agreement and the Annexes and Exhibits to this Agreement.  All references in this Agreement to “$” are intended to refer to U.S. dollars. The term “or” shall not be deemed to be exclusive.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8                    Governing Law.  The validity, interpretation and effect of this Agreement shall be governed exclusively by the Laws of the State of Maryland, excluding the “conflict of laws” rules thereof.

10.9                    Venue.  Each of the parties irrevocably agrees that any legal Action arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the State Court of the State of Maryland or, if such court lacks subject matter jurisdiction, any state or federal court in the State of Maryland, and in each case any appellate courts therefrom, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties agrees not to commence any Action, suit or proceeding relating thereto except in the courts described above in Maryland, except for Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Maryland as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Maryland as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

10.10            Waiver of Jury Trial and Certain Damages.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

10.11            Notices.

(a)                               All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, or sent by email or sent by reputable overnight delivery service and properly addressed as set out in Annex II.

(b)                              Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

(c)                               All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 10.11 if delivered personally or courier, shall be effective upon delivery; if sent by email, shall be delivered upon receipt of proof of transmission.

10.12            Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. A copy transmitted via e-mail as a portable document format (.pdf) of this Agreement, bearing the signature of any party shall be deemed to be of the same legal force and effect as an original of this Agreement bearing such signature(s) as originally written of such one or more parties.

10.13            Specific Performance.  Each party hereto agrees that irreparable damage would occur to a party if any provision of this Agreement were breached or not performed by the other party in accordance with the terms hereof.  It is accordingly agreed that, prior to the valid termination hereof, each party hereto shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement by the other party hereto and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy, at law or in equity, to which it is entitled.  Each party further agrees that (a) no such party will oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity and (b) no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

CAREY WATERMARK INVESTORS INCORPORATED

/s/ Charles S. Henry
Name:	Charles S. Henry
Title:	Authorized Representative

CWI OP, LP

By Carey Watermark Investors Incorporated,
its general partner

/s/ Charles S. Henry
Name:	Charles S. Henry
Title:	Authorized Representative

CAREY WATERMARK INVESTORS 2 INCORPORATED

/s/ Robert E. Parsons, Jr.
Name:	Robert E. Parsons, Jr.
Title:	Chairman of the Special Committee of the Board of Directors

CWI 2 OP, LP

By Carey Watermark Investors 2 Incorporated,
its general partner

/s/ Robert E. Parsons, Jr.
Name:	Robert E. Parsons, Jr.
Title:	Chairman of the Special Committee of the Board of Directors

W. P. CAREY INC.

/s/ Jason E. Fox
Name:	Jason E. Fox
Title:	Chief Executive Officer

[Signature Page to Internalization Agreement]

CAREY WATERMARK HOLDINGS, LLC

By: CLA Holdings, LLC, its managing member

By: Carey REIT II, Inc., its sole member

/s/ ToniAnn Sanzone
Name:	ToniAnn Sanzone
Title:	Chief Financial Officer

CLA HOLDINGS, LLC

By: Carey REIT II, Inc., its sole member

/s/ ToniAnn Sanzone
Name:	ToniAnn Sanzone
Title:	Chief Financial Officer

CAREY REIT II, INC.

/s/ ToniAnn Sanzone
Name:	ToniAnn Sanzone
Title:	Chief Financial Officer

CAREY WATERMARK HOLDINGS 2, LLC

By: WPC Holdco LLC, its managing member

By: W. P. Carey Inc., its sole member

/s/ Jason E. Fox
Name:	Jason E. Fox
Title:	Chief Executive Officer

[Signature Page to Internalization Agreement]

WPC HOLDCO LLC

/s/ Jason E. Fox
Name: Jason E. Fox
Title: Chief Executive Officer

CAREY LODGING ADVISORS, LLC

/s/ Susan C. Hyde
Name: Susan C. Hyde
Title: Chief Administrative Officer

[Signature Page to Internalization Agreement]

WATERMARK CAPITAL PARTNERS, LLC

/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chairman

CWA, LLC

/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Authorized Representative

CWA 2, LLC

/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Authorized Representative

[Signature Page to Internalization Agreement]

Annex I

DEFINITIONS

For purposes of this Agreement:

“Action” means any action, administrative enforcement, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, investigation, audit or other proceeding commenced, brought, or heard by or before any Governmental Authority.

“Affiliate” means as to any Person, any other Person which, directly or indirectly, is controlled by, controls, or is under common control with, such first-mentioned Person; provided, however, that for purposes of this Agreement, the CWI 1 Entities and the CWI 2 Entities shall be deemed not to be Affiliates of the Watermark Entities and the WPC Entities.

“Agreement” has the meaning set forth in the caption.

“Articles Supplementary” mean the Articles Supplementary of CWI 2 substantially in the form attached hereto as Exhibit E.

“Assignment and Assumption Agreement” means that certain assignment and assumption agreement attached hereto as Exhibit F, entered into on the date hereof to become automatically effective at the Closing by and between Watermark Capital and CWI 2.

“Business” means the business of acquiring, holding, managing, leasing; disposing and financing lodging properties and lodging-related real properties and debt investments related to lodging properties.

“Business Day” means any day, except for a Saturday or Sunday or a day on which banks are required or authorized by Law to close in New York, New York.

“Business Employee” means any employee of any of the Parties.

“Capital Stock” means the Preferred Stock together with the Common Stock.

“Change in Control” means, in one or a series of related transactions, (i) the sale of all or substantially all of the assets of a Person to a Person that is not an Affiliate, (ii) the sale or transfer of the outstanding shares of capital stock of Person, or (iii) the merger or consolidation of such Person with another Person or entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders (together with any Affiliates of such holders) of the voting power of outstanding capital stock of such Person, immediately prior to such transaction, own less than 50% in voting power of the outstanding capital stock of such Person or the surviving or resulting entity immediately following such transaction.  Notwithstanding the foregoing, the Merger shall be deemed not to be a Change in Control.

“Commitment Agreement” means the Commitment Agreement, dated as of October 1, 2019, among CWI 1, CWI 2, Watermark and Medzigian, as the same may be amended from time to time.

Annex I-1

“Common Stock” means shares of CWI 2 Class A Common Stock, $0.001 par value per share.

“Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, purchase order, commitment, arrangement or undertaking, written or oral, or other document or instrument to which or by which such Person is a party or otherwise subject or bound or to which or by which any asset, property or right of such Person is subject or bound.

“CWI 1 Advisory Agreement” means that certain Amended and Restated Advisory Agreement dated as of January 1, 2016, as amended, entered into by and among CWI 1, CWI 1 OP and Advisor.

“CWI 1 Agreements” means the CWI 1 Advisory Agreement together with the CWI 1 LPA.

“CWI 1 LPA” means that certain Agreement of Limited Partnership dated as of September 15, 2010, as amended, entered into by and among CWI 1 OP, CWI 1, and SGP.

“CWI 1 Subadvisory Agreement” means that certain Sub-Advisory Agreement dated as of September 15, 2010, as amended, by and between Advisor and CWA.

“CWI 2 Advisory Agreement” means that certain Advisory Agreement dated as of February 9, 2015, as amended, entered into by and among CWI 2, CWI 2 OP and Advisor.

“CWI 2 Agreements” means the CWI 2 Advisory Agreement together with the CWI 2 LPA.

“CWI 2 LPA” means that certain Agreement of Limited Partnership dated as of February 9, 2015, as amended, entered into by and among CWI 2 OP, CWI 2, and SGP 2.

“CWI 2 OP LPA” means that certain amended and restated limited partnership agreement of CWI 2 OP as in effect on the date of this Agreement.

“CWI 2 Subadvisory Agreement” means that certain Subadvisory Agreement dated as of February 9, 2015, as amended, by and between Advisor and CWA 2.

“REIT Merger Effective Time” shall have the meaning ascribed to such term in the Merger Agreement.

“Governmental Authority” means the government of the United States or any foreign country or any state or political subdivision thereof and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including quasi-governmental entities established to perform such functions.

“Law” means any law, statute, code, regulation, ordinance, rule, common law, Order or governmental requirement enacted, promulgated, entered into, agreed, imposed or enforced by any Governmental Authority.

Annex I-2

“Merger Sub” means Apex Merger Sub, LLC, a Maryland limited liability.

“Non-Solicitation Covenants” shall mean, collectively, any non-solicitation, non-hire or other similar restrictive covenant contained in the CWI 1 Agreements, CWI 2 Agreements or Subadvisory Agreements.

“Order” means any decree, order, judgment, writ, award, injunction, stipulation or consent of or by, or settlement agreement with, a Governmental Authority.

“Organizational Documents” means the articles of incorporation, articles or certificate of incorporation, bylaws, articles or certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto, as applicable.

“Permitted Transfer” means (1) a Transfer of all or a portion of the applicable securities by any WPC Party to its Affiliates or by any Watermark Entity to its Affiliates; (2) a Transfer of all or a portion of the applicable securities to any family member of a direct or indirect equityholder of any Watermark Entity or to any trust, partnership, corporation, limited liability company or other estate planning vehicle established and held for the direct or indirect benefit of a holder of the applicable securities (including pursuant to a Transfer permitted by clause (3) below) or his or her respective family members, provided that any such Transfer shall not involve a disposition for value other than equity interests in any such trust, partnership, corporation, or limited liability company; or (3) a Transfer of all or a portion of the applicable securities as required by applicable Law or Order.

“Person” means any natural person, corporation, limited liability company, partnership, firm, joint venture, joint-stock company, trust, association, unincorporated entity or organization of any kind, Governmental Authority or other entity of any kind.

“Preferred Stock” means shares of CWI 2 Series A Preferred Stock, $0.001 par value per share, to be authorized via the Articles Supplementary.

“Representatives” means, with respect to any Person, the directors, officers, employees, advisors (including investment bankers, financial advisors, legal counsel, accountants and consultants), financing sources and other agents and representatives of such Person and its Affiliates.

“Restriction Cancellation Event” means the occurrence of any of the following:  (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes the “beneficial owner” (as defined in rule 13d-3 under the Exchange Act), directly or indirectly, of securities of CWI 2 representing a majority of the voting power of CWI 2’s then outstanding securities, (ii) a change in the composition of the board of directors of CWI 2 occurs such that the individuals who, as of immediately after the closing, constitute the board of directors of CWI 2 cease for any reason to constitute at least a majority of the board of directors of CWI 2, other than in the case of any individual who becomes a member of the board of directors of CWI 2 subsequent to the Closing whose election or nomination for election by CWI 2’s equityholders was approved by a vote of at least a majority of

Annex I-3

those individuals who were former members of the board of directors of CWI 2, or (iii) a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of CWI 2 or other transaction is consummated (other than a transaction between CWI 2 or one of its Affiliates, on the one hand, and any entity that is, at the time of such transaction, sponsored or advised by a Party or its Affiliates, on the other hand), unless, in each case, immediately following such transaction or disposition, the individuals and entities who were the beneficial owners of the voting securities of CWI 2 immediately prior to the transaction or disposition beneficially own, directly or indirectly, a majority of the voting power of the then outstanding voting securities of the surviving  entity in the transaction or disposition (including an entity which as a result of such transaction owns CWI 2 or all or substantially all of its assets).

“Restriction Termination Date” means, (i) with respect to the WPC Entities, (A) the date on which the WPC Entities do not have the right to designate any persons for election of directors at the annual meeting of stockholders of CWI 2 in accordance with this Agreement, or (B) if earlier, a Change in Control of either (x) CWI 2, or (y) WPC, in the case of each of subclauses (x) and (y) if at such time any WPC representatives on CWI 2’s Board of Directors resigns from the Board and the WPC Entities agree not to exercise their director designations right in the future (it if would otherwise continue); and (ii) with respect to the Watermark Entities, immediately upon the occurrence of a Restriction Cancellation Event.

“SDAT” means the State Department of Assessments and Taxation of Maryland.

“SGP LLCA” means that certain Limited Liability Company Agreement of SGP dated as of September 15, 2010, as amended, by and among CWA, CLA and Carey II.

“SGP 2 LLCA” means that certain Limited Liability Company Agreement of SGP 2 dated as of February 9, 2015, as amended, by and between CWA 2 and Holdco.

“Subadvisory Agreements” means the CWI 1 Subadvisory Agreement together with the CWI 2 Subadvisory Agreement.

“Subsidiary” of any Person means another Person (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries or (b) of which such first Person and/or one of its Subsidiaries serves as a general partner (in the case of a partnership) or a manager or managing member (in the case of a limited liability company) or similar function.

“Trademark Coexistence Agreement” means that certain trademark coexistence agreement attached hereto as Exhibit D, entered into on the date hereof to become automatically effective at the Closing by and between Watermark Capital and CWI 2.

“Transition Services Agreements” means the Watermark Transition Services Agreement and the WPC Transition Services Agreement.

“Value” means, with respect to any Capital Stock beneficially owned by a particular Person, the sum of (i) with respect to Preferred Stock, the aggregate liquidation preference of any shares of Preferred Stock beneficially owned by such Person, plus (ii) with respect to Common

Annex I-4

Stock, the aggregate value of Common Stock beneficially owned by such Person (measured (A) prior to an IPO Event, in relation to the then-current net asset value of CWI 2 on a consolidated basis, and (B) from and after an IPO Event, in accordance with the thirty (30) day volume weighted average price of Common Stock).

“Watermark Bill of Sale” means that certain Bill of Sale attached hereto as Exhibit I, entered into on the date hereof to become automatically effective at the Closing by and between Watermark Capital and CWI 2.

“Watermark Transition Services Agreement” means that certain transition services agreement attached hereto as Exhibit G, entered into on the date hereof to become automatically effective at the Closing by and between Watermark Capital and CWI 2.

“WPC Trademark Assignment Agreement” means that certain Trademark Assignment Agreement attached hereto as Exhibit J, entered into on the date hereof to become automatically effective at the Closing between WPC and CWI 2.

“WPC Transition Services Agreement” means that certain transition services agreement substantially in the form attached hereto as Exhibit H, entered into on the date hereof to become automatically effective at the Closing between WPC and CWI 2.

Annex I-5

Annex II

Notices

Party	Address
CWI 1 Entities:	Carey Watermark Investors Incorporated 50 Rockefeller Plaza New York, New York 10020
CWI 2 Entities:	Carey Watermark Investors 2 Incorporated 50 Rockefeller Plaza New York, New York 10020
WPC Entities:

W. P. Carey Inc.
50 Rockefeller Plaza
New York, New York 10020

with a copy to (for information purposes only):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention:      Christopher Giordano

Jon Venick

Email:            Christopher.Giordano@dlapiper.com

Jon.Venick@us.dlapiper.com

Watermark Entities:

Watermark Capital Partners, LLC
150 North Riverside Plaza, Suite 4200
Chicago, Illinois 60606
Attention: Michael Medzigian

Email: medzigian@watermarkcap.com

with a copy to (for information purposes only):

Vedder Price P.C.

222 North LaSalle Street, Suite 2400

Chicago, Illinois 60601

Attention:      Michael A. Nemeroff

Shelby E. Parnes

Email:            mnemeroff@vedderprice.com

sparnes@vedderprice.com

Annex II-1

Exhibit A

Additional Employment Agreements

1.            A Chief Financial Officer if named in the definitive Joint Proxy Statement.

2.            Other executive officers named in the definitive Joint Proxy Statement, if any.

Exhibit A-1

Exhibit B

Assigned Contracts

Exhibit B

Exhibit C

[Reserved.]

Exhibit C

Exhibit D

Form of Trademark Coexistence Agreement

[Attached]

Exhibit D

TRADEMARK COEXISTENCE AGREEMENT

THIS TRADEMARK COEXISTENCE AGREEMENT (“Agreement”) is made and entered into as of October 22, 2019, by and between Watermark Capital Partners, LLC, a Delaware limited liability company (“Watermark Capital”), and Carey Watermark Investors 2 Incorporated, a Maryland corporation (“CWI 2”), and shall become automatically effective on the Effective Date as defined in Section 8.  Watermark Capital and CWI 2 are each referred to as a “party” and are collectively referred to as the “parties.”

RECITALS

WHEREAS, Watermark Capital owns certain rights in and to and is using in connection with its business certain unregistered marks, including its name and mark WATERMARK CAPITAL PARTNERS and the marks WATERMARK LODGING INVESTORS and WATERMARK LODGING INVESTORS MANAGER and the domain names and stylized marks set forth on Exhibit A hereto (the “WCP Marks”);

WHEREAS, CWI 2 intends to adopt and use the mark WATERMARK LODGING TRUST (the “CWI 2 Mark”); and

WHEREAS, pursuant to that certain Internalization Agreement dated as of October 22, 2019 (the “Internalization Agreement”), by and among the parties and certain other parties signatory thereto, the parties each desire to avoid any conflict with or infringement of the rights of the other party, any future controversy with the other party, and to maintain the distinctiveness of its own use of its marks containing the term WATERMARK and have each determined that use by the other party of its respective mark containing the term WATERMARK in the manner defined herein will avoid conflict or infringement of their own respective rights, or a likelihood of confusion relating to the source, affiliation or origin of goods and services provided under the parties’ respective marks.

NOW, THEREFORE, in consideration of the above Recitals and of the covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.                                    The parties are not aware of any existing consumer confusion and do not believe confusion will result from concurrent use of their respective marks for their respective goods/services, as set forth in this Agreement.  In the event that confusion should arise, the parties will work together in good faith and take reasonable steps to prevent the possibility of further consumer confusion.

2.                                    The CWI 2 Mark.

(a)                               Watermark Capital agrees not to (or authorize, cause, or assist any affiliated or unaffiliated third party to) use or seek to register the CWI 2 Mark for any products or services.

(b)                              Watermark Capital agrees to the adoption, use, and registration of the CWI 2 Mark by CWI 2.  Watermark Capital agrees that CWI 2 may, at CWI 2’s option and in

CWI 2’s discretion, use, advertise or promote, apply to register or register with any trademark office the CWI 2 Mark.

(c)                               Watermark Capital agrees and covenants not to (or authorize, cause, or assist any affiliated or unaffiliated third party to):  (i) challenge, oppose, seek to cancel, interfere with, or institute legal proceedings against CWI 2’s use or registration of the CWI 2 Mark, provided that Watermark Capital shall be permitted to challenge, oppose, seek to cancel, interfere with, or institute legal proceedings against CWI 2 for CWI 2’s use of the WCP Marks; or (ii) adopt, acquire, purchase, use, apply to register, or register the CWI 2 Mark with any trademark office, domain name registrar, secretary of state, or comparable state, national, or international agency.

3.                                    The Watermark Capital Marks.

(a)                               CWI 2 agrees not to (or authorize, cause, or assist any affiliated or unaffiliated third party to) use or seek to register the WCP Marks for any products or services.

(b)                              CWI 2 acknowledges Watermark Capital’s ownership of the WCP Marks and agrees to the adoption, use, and registration of the WCP Marks by Watermark Capital. CWI 2 agrees that Watermark Capital may, at Watermark Capital’s option and in Watermark Capital’s discretion, use, advertise or promote, apply to register or register with any trademark office the WCP Marks.

(c)                               CWI 2 agrees and covenants not to (or authorize, cause, or assist any affiliated or unaffiliated third party to): (i) challenge, oppose, seek to cancel, interfere with, or institute legal proceedings against Watermark Capital’s ownership, use, or registration of the WCP Marks provided that CWI 2 shall be permitted to challenge, oppose, seek to cancel, interfere with, or institute legal proceedings against Watermark Capital for Watermark Capital’s use of the CWI 2 Mark; or (ii) adopt, acquire, purchase, use, apply to register, or register the WCP Marks with any trademark office, domain name registrar, secretary of state, or comparable state, national, or international agency.

4.                                    Both parties agree to cooperate with one another to execute such consent agreements consistent with the terms of this Agreement as may be necessary in connection with any future trademark applications filed by either party with the United States Patent and Trademark Office (or any similar entity) in connection with Watermark Capital’s use or registration of the WCP Marks or CWI 2’s use or registration of the CWI 2 Mark in accordance with this Agreement.

5.                                    Watermark Capital and CWI 2 each represents and warrants to the other that it has all power and authority necessary to enter into this Agreement and to perform its obligations hereunder and that this Agreement does not violate or conflict with any other agreement or understanding to which it is a party or by which it is bound.  Each person executing this Agreement on behalf of any person or entity hereby represents and warrants that he or she has the full power and authority to do so.

2

6.                                    Notices.

(a)                               All notices, requests, demands, and other communications under this Agreement shall be in writing and delivered in person, sent by email, or sent by reputable overnight delivery service and properly addressed as set out below:

Watermark Capital:

Watermark Capital Partners, LLC
150 North Riverside Plaza, Suite 4200
Chicago, Illinois 60606
Attention: Michael Medzigian
Email: medzigian@watermarkcap.com

with a copy to (for information purposes only):
Vedder Price P.C.
222 North LaSalle Street, Suite 2400
Chicago, Illinois 60601
Attention: Michael A. Nemeroff
Shelby E. Parnes

Email:       mnemeroff@vedderprice.com

sparnes@vedderprice.com

CWI 2:	Carey Watermark Investors 2 Incorporated 50 Rockefeller Plaza New York, New York 10020

(b)                              Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

(c)                               All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 6 if delivered personally or courier, shall be effective upon delivery; if sent by email, shall be delivered upon receipt of proof of transmission.

7.                                    Miscellaneous.

(a)                               Non-Assignability.  This Agreement is personal to the parties and none of the rights granted hereunder may be assigned, sold, sublicensed, or otherwise transferred by either party, including by operation of law without the prior written consent of the other party.  Notwithstanding the foregoing, however, a party may assign or sublicense this Agreement:  (i) to an affiliate of the party, subject to the assigning party remaining bound by its obligations pursuant to this Agreement; (ii) to any third party that acquires all or substantially all of the assets of a party; and (iii) in context of any merger or similar transaction in which a party does not continue

3

following such transaction to own a controlling interest in the successor entity.  Any attempt to assign or transfer any of the rights, duties, or obligations under this Agreement in contravention of this Section shall be void.

(b)                              Relationship of the Parties.  Nothing contained in this Agreement shall be construed to imply a joint venture, partnership, or principal-agent relationship between the parties; and neither party, by virtue of this Agreement, shall have any right, power, or authority, expressed or implied, to act on behalf of or enter into any undertaking binding the other party.  This Agreement shall not be construed to create rights, expressed or implied, on behalf of, or for the use of, any parties other than Watermark Capital and CWI 2, and Watermark Capital and CWI 2 shall not be obligated, separately or jointly, to any third parties or any third-party beneficiaries by virtue of this Agreement.

(c)                               Non-Waiver.  No term or provision of this Agreement shall be deemed waived nor any breach excused unless such waiver or consent shall be in writing and signed by the party claimed by the other to have waived or consented.  Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for, any other different or subsequent breach.

(d)                             Injunctive Relief and Attorneys’ Fees.  Should either of the parties default in the performance of any of its obligations under the terms of this Agreement, and such default not be cured within thirty (30) days of written notice of the breach, in addition to any other legal or equitable relief, damages, and remedies which may be available, the other of the parties shall be entitled to equitable relief, including a temporary, preliminary, and/or permanent injunction, and such other relief as a court of competent jurisdiction may deem proper, to prohibit any further or continuing breach or failure to comply with the terms of this Agreement, and to recover its reasonable attorneys’ fees, costs, and expenses from the other of the parties, including any expert witness fees, incurred as a result of enforcing its rights pursuant to this Agreement.

(e)                               Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all previous negotiations or proposals and may only be modified by an agreement executed in writing by both parties hereto.

(f)                                Governing Law.  The validity, interpretation, and effect of this Agreement shall be governed exclusively by the laws of the State of Illinois, excluding the “conflict of laws” rules thereof.

(g)                              Venue.  Each of the parties irrevocably agrees that any legal action arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the state courts of the State of Illinois located in Cook County or, if such court lacks subject matter jurisdiction, any state or federal court in the State of Illinois located in Cook County, and in each case any appellate courts therefrom, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit, or proceeding relating thereto except in the courts

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described above in Illinois, except for actions in any court of competent jurisdiction to enforce any judgment, decree, or award rendered by any such court in Illinois as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim, or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Illinois as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(h)                              Severability.  The invalidity, illegality, or unenforceability of any one or more of the provisions of this Agreement shall in no way affect or impair the validity, legality, or enforceability of the remaining provisions hereof, which shall remain in full force and effect.  Any invalid, illegal, or unenforceable provisions shall be deemed to be severed from the Agreement.

(i)                                  Amendment, Modification, and Waiver.  This Agreement may be amended, modified, or supplemented at any time only by written agreement signed by the parties hereto, and any failure of a party to comply with any term or provision of this Agreement may be waived by the other parties, at any time by an instrument in writing signed by or on behalf of such other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

8.                                    Effective Date.  This Agreement shall become automatically effective, without the need for any action by any party, on the date of the Closing under, and as defined in, the Internalization Agreement (the “Effective Date”).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the date first set forth above.

WATERMARK CAPITAL

WATERMARK CAPITAL PARTNERS, LLC

By:	/s/ Michael G. Medzigian
Name:	Michael G. Medzigian
Its:	Chairman

CWI 2

CAREY WATERMARK INVESTORS 2 INCORPORATED

By:	/s/ Robert E. Parsons, Jr.
Name:	Robert E. Parsons, Jr.
Its:	Chairman of the Special Committee of the Board of Directors

[Trademark Coexistence Agreement]

Exhibit A

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Exhibit E

Articles Supplementary

[Attached]

Exhibit E

CAREY WATERMARK INVESTORS 2 INCORPORATED

ARTICLES SUPPLEMENTARY

SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

Carey Watermark Investors 2 Incorporated, a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                                                Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article V of the Third Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on [•] and the Articles of Merger filed of record with the SDAT on [•] (as so amended and as may be amended or restated or supplemented from time to time, the “Charter”) and Section 2-208 of the Maryland General Corporation Law (the “MGCL”), [a committee of] the Board of Directors of the Corporation (the “Committee”),  [pursuant to power delegated to the Committee by the Board of Directors,] has, by resolution adopted [by the written consent] / [at a duly called and held meeting] of [the Committee] / [the Board of Directors], classified and designated [•] shares of authorized but unissued preferred stock of the Corporation, $0.001 par value per share, of the Corporation as shares of Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, and has provided for the issuance of such class.

SECOND:                          The terms of the Series A Cumulative Redeemable Preferred Stock as set by [the Committee] / [the Board of Directors], including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, which, upon any restatement of the charter of the Corporation, shall become part of Article V of the Charter of the Corporation, with any necessary or appropriate renumbering or re-lettering of the sections or subsections hereof, are as follows:

Series A Cumulative Redeemable Preferred Stock

Section 1                                    Designation and Number.  A class of Preferred Stock, $0.001 par value per share, of the Corporation (“Preferred Stock”), designated the Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), is hereby established.  The number of shares of the Series A Preferred Stock shall be [•].

Section 2                                    Maturity.  The Series A Preferred Stock has no stated maturity but is subject to the redemption provisions in Section 6.

Section 3                                    Rank.  The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of common stock, $0.001 par value per share, of the Corporation (“Common Stock”) and senior to all other equity securities of the Corporation now or hereafter authorized, issued or outstanding, the terms of which specifically provide that such equity securities rank junior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (“Junior Securities”); (ii) on a parity with all equity securities of the Corporation now or hereafter authorized, issued or outstanding, the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation (“Parity Securities”); and (iii) junior to all equity securities of the Corporation, the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation (“Senior Securities”).  The term “equity securities” does not include convertible or exchangeable debt securities.

Section 4                                    Dividends.

(a)                               Subject to the preferential rights of the holders of any Senior Securities, the holders of shares of the Series A Preferred Stock are entitled to receive, when, as, and if authorized by the Board of Directors and declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, cumulative preferential dividends at the rate of 5% per annum based on the $[•] per share liquidation preference (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the shares of Series A Preferred Stock as provided in Section 6 below) with such rate increasing by 2% (to a rate of 7% per annum) on [•], 2021, and increasing by an additional 1% (to a rate of 8% per annum) on [•], 2022 until all of the outstanding shares of Series A Preferred Stock are redeemed as provided in Section 6.  Such dividends shall accrue annually from the first date on which any Series A Preferred Stock is issued (the “Original Issue Date”) and shall be payable to holders (a) for the period from the Original Issue Date to [December 31, 2019] on [January 15, 2020], and (b) for each quarterly distribution period thereafter, quarterly in equal amounts in arrears on the 15th day of each [January, April, July and October] (each a “Dividend Payment Date”) commencing on [January 15, 2020]; provided that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date in each case and no interest or additional dividends or other sums shall accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day.  The period from and including the Original Issue Date to but excluding the first Dividend Payment Date, and each subsequent period from and including a Dividend Payment Date to but excluding the next succeeding Dividend Payment Date, is hereafter called a “Dividend Period.”  Any dividend payable on the Series A Preferred Stock for any Dividend Period, including dividends payable for any partial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable Dividend Record Date (as herein defined).  “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 30 and not fewer than 10 days prior to the applicable Dividend Payment Date.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is not a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.  All references herein to “accrued and unpaid” dividends or “accumulated and unpaid” dividends on the Series A Preferred Stock (and all references of like import) shall include, unless otherwise expressly stated or the context otherwise requires, both accrued dividends and accumulated dividends, if any, on the Series A Preferred Stock.

(b)                              No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach of or a default under any such agreement, or if such authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c)                               Anything in these terms of the Series A Preferred Stock to the contrary notwithstanding, dividends on the Series A Preferred Stock will accrue and be cumulative from the Original Issue Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared.  No interest, or sum in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends, whether payable in cash, securities or other property, in excess of the full cumulative dividends described above.  Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series A Preferred Stock.

(d)                             Except for dividends that may be necessary from time to time in order for the Corporation to preserve its qualification as a REIT (as defined below) for federal and/or state income tax purposes, no full dividends will be declared or paid or set apart for payment on any class or series of Preferred Stock ranking with respect to rights to the payment of dividends on a parity with or junior to the Series A Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all past Dividend Periods.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any other class or series of Preferred Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of stock ranking on a parity with respect to rights to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the Series A Preferred Stock and such other class or series of Preferred Stock (which, in the case of any such other class or series of stock, shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other class or series of stock does not have a cumulative dividend) bear to each other.

(e)                               Except as provided in the immediately preceding paragraph and except as may be necessary from time to time in order for the Corporation to preserve its qualification as a REIT (as defined below) for federal and/or state income tax purposes, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment for all past Dividend Periods, no dividends or distributions (other than in shares of Common Stock or Junior Securities) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made on the Common Stock or any other class or series of Junior Securities or Parity Securities nor shall any shares of Common Stock or shares of any other class or series of Junior Securities or Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such shares of any such stock) by the Corporation (except by conversion into or exchange for other Junior Securities and except for purchases of stock of the Corporation pursuant to Article VI of the Charter (or any successor provision thereof) for the purpose of preserving the Corporation’s qualification as a REIT (as defined below) for federal and/or state income tax purposes, or pursuant to comparable provisions of the Charter with respect to other classes or series of the Corporation’s stock).

Section 5                                    Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation a liquidation preference of $[•] per share (the “Liquidation Preference”), plus an amount equal to any accrued and unpaid dividends to, but not including, the date of payment, before any distribution of assets or payment is made to holders of Common Stock or Junior Securities, but subject to the preferential rights of the holders of shares of any Senior Securities.  If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation legally available therefor are insufficient to pay the full amount of liquidating distributions payable on all outstanding shares of Series A Preferred Stock and the full amount of the liquidating distributions payable on all outstanding shares of Parity Securities, then the holders of the Series A Preferred Stock and Parity Securities will share ratably in any such distribution of assets in proportion to the full liquidating distributions (including, if applicable, accrued and unpaid dividends) to which they would otherwise respectively be entitled.

(a)                               Subject to the rights of the holders of Parity Securities, if liquidating distributions shall have been made in full to all holders of Series A Preferred Stock, the remaining assets of the Corporation shall be distributed among the holders of Junior Securities according to their respective rights and preferences and, in each case, according to their respective number of shares.

(b)                              For purposes of these terms of the Series A Preferred Stock, neither the consolidation or merger of the Corporation with or into any other company, trust or other entity, nor the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(c)                               After payment to the holders of the Series A Preferred Stock of the full liquidating distributions to which they are entitled, the holders of the Series A Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the Corporation.

(d)                             In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the

Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon liquidation, dissolution or winding of the Corporation of holders of Series A Preferred Stock, which amounts shall not be added to the Corporation’s total liabilities.

Section 6                                    Redemption.

(a)                               Holder Partial Redemption.  Upon each of [•], 2022 and [•], 20231 (each such date, a “Holder Partial Redemption Date”), the holders of the Series A Majority (as defined below), by written notice (a “Holder Partial Redemption Notice”) delivered to the Secretary of the Corporation at its corporate headquarters within 15 days after the applicable Holder Partial Redemption Date, may elect to have the Corporation redeem twenty-five percent (25%) of the shares of the Series A Preferred Stock outstanding as of the Holder Partial Redemption Date for cash at a redemption price per share of Series A Preferred Stock equal to $[•] per share (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the shares of Series A Preferred Stock as provided in Section 6 below), plus accrued and unpaid dividends thereon up to and including the Holder Partial Redemption Date, without interest, to the extent the Corporation has funds legally available therefor.  The Holder Partial Redemption Notice shall specify the method by which shares of Series A Preferred Stock are to be selected to be redeemed and, if no such method is specified, shall be selected pro rata (as nearly as may be practicable without creating fractional shares).

(b)                              Holder Full Redemption.  At the earlier of (such earlier date, the “Holder Full Redemption Date”) (i) [•], 20242, or (ii) a Redemption Event (as defined below), the holders of the Series A Majority (as defined below) by written notice delivered to the Secretary of the Corporation at its corporate headquarters within 15 days after the applicable Holder Full Redemption Date, may elect to have the Corporation redeem all of the outstanding shares of the Series A Preferred Stock for cash at a redemption price per share of Series A Preferred Stock equal to $[•] per share (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the shares of Series A Preferred Stock as provided in Section 7 below) plus all accrued and unpaid dividends thereon up to and including the Holder Full Redemption Date, without interest, to the extent the Corporation has funds legally available therefor.

A “Redemption Event” is when, after the Original Issue Date, any one of the following shall have occurred and is continuing:

(i)                                  The dividends owed to holders of shares of Series A Preferred Stock shall be in arrears for four (4) consecutive Dividend Periods (which, for purposes of this clause (i) shall not include the Dividend Period from the Original Issue Date to [December 31, 2019].

(ii)                              Other than the merger between an affiliate of the Corporation and Carey Watermark Investors Incorporated on the Original Issue Date, the closing of any liquidation, merger or consolidation of the Corporation, in each case, that results in the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a liquidation, merger or consolidation through one or a series of transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors[ (except that, for purposes of such evaluation, any such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition)]; or

(iii)                          The closing of any sale (including, but not limited to, the voluntary lease, transfer or conveyance), through one or a series of transactions, of all or substantially all of the assets of the Corporation.

1  Dates to be third and fourth anniversaries of the Original Issue Date, respectively.

2  Date to be the fifth anniversary of the Original Issue Date.

(c)                               Redemption at the Option of the Corporation.  At any time, and from time to time, after the Original Issue Date, the Corporation may, at its option, upon fifteen (15) days’ written notice, redeem shares of the Series A Preferred Stock, in whole or in part, for cash at a redemption price of $[•] per share (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the shares of Series A Preferred Stock as provided in Section 7 below), plus, subject to the provisions set forth in the first sentence of Section 6(e)(iii) below, accrued and unpaid dividends thereon up to and including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor.  If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed may be selected by any equitable method determined by the Board of Directors provided that such method does not result in the creation of fractional shares.

(d)                             Limitations on Redemption. Unless full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are (i) authorized, declared and paid or (ii) declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods that have ended, no shares of Series A Preferred Stock shall be redeemed pursuant to Section 6(c) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to Article VI of the Charter (or any successor provision thereof) in order to preserve the qualification of the Corporation as a REIT for federal and/or state income tax purposes, or the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods, the Corporation shall not purchase or otherwise acquire, directly or indirectly, any shares of Series A Preferred Stock (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to Article VI of the Charter (or any successor provision thereof) in order to preserve the qualification of the Corporation as a REIT for federal and/or state income tax purposes, or the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to the holders of all outstanding shares of Series A Preferred Stock.  So long as no dividends are in arrears and subject to the limitations set forth in the Charter (including these terms of the Series A Preferred Stock), the Corporation shall be entitled at any time and from time to time to repurchase shares of Series A Preferred Stock in open-market transactions, by tender or by private agreement, in each case as duly authorized by the Board of Directors and effected in compliance with applicable laws.

(e)                               Redemption Procedures.

(i)                                  If any shares of Series A Preferred Stock are to be redeemed by the Corporation pursuant to this Section 6, notice of redemption will be furnished by the Corporation and will be mailed, postage prepaid, (A) in case of redemption pursuant to Section 6(a), within fifteen (15) days after the Corporation’s receipt of the Holder Partial Redemption Notice, or (B) in the case of redemption pursuant to Section 6(b) or Section 6(c), within the applicable notice period specified in Section 6(b) or Section 6(c), as applicable, in each case, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price and the accrued and unpaid dividends (if any) payable to holders surrendering shares of Series A Preferred Stock; (iv) the place or places where the Series A Preferred Stock is to be surrendered for payment of the applicable redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; (vi) whether such redemption is being made pursuant to Section 6(a), Section 6(b)  or Section 6(c), (vii) if applicable, that such redemption is being made in connection with a Redemption Event and, in that case, a brief description of the transaction or transactions constituting such Redemption Event; and (viii) if such redemption is being made in connection with a Redemption Event, that the holders of the shares of Series A Preferred Stock being so called for redemption will not be able to tender such shares of Series A Preferred Stock for conversion or exchange in connection with the applicable Redemption Event and that each share of Series A

Preferred Stock tendered for conversion or exchange that is called for redemption prior to the effective or closing date of the Redemption Event will be redeemed on the related date of redemption instead of the effective or closing date of the Redemption Event. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(ii)                              Holders of Series A Preferred Stock to be redeemed shall surrender certificates representing such Series A Preferred Stock at the place designated in such notice delivered by the Corporation pursuant to Section 6(d)(i) (or, in the case of shares of Series A Preferred Stock held in book-entry form through a Depositary (as defined below), shall deliver the shares to be redeemed through the facilities of such Depositary) and shall thereafter be entitled to receive the applicable redemption price and any accrued and unpaid dividends payable upon such redemption as described in Section 6(a), Section 6(b) or Section 6(c), as applicable.  If notice of redemption of any shares of Series A Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set aside by the Corporation, separate and apart from its other funds, in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, then from and after the applicable redemption date (unless default shall be made by the Corporation in providing for the payment of the redemption price plus accrued and unpaid dividends, if any), dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus accrued and unpaid dividends up to an including the date fixed for redemption, without interest, if any. In the event that any redemption date shall not be a Business Day, then payment of the redemption price plus accrued and unpaid dividends up to and including the date fixed for redemption, if any, need not be made on such redemption date but may be made on the next succeeding Business Day with the same force and effect as if made on such redemption date and no interest, additional dividends or other sums shall accrue on the amount so payable for the period from and after such redemption date to such next succeeding Business Day.  If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares of Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Corporation that will not result in the automatic transfer of any shares of Series A Preferred Stock to a Charitable Trust (as defined in the Charter) pursuant to Article VI of the Charter (or any successor provision thereof).

(iii)                          Anything herein to the contrary notwithstanding, and except as otherwise required by law, the persons who were the holders of record of shares of Series A Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable on the corresponding Dividend Payment Date notwithstanding the redemption of those shares after such Dividend Record Date and on or prior to such Dividend Payment Date or the default by the Corporation in the payment of the dividend due on that Dividend Payment Date, in which case the amount payable upon redemption of such shares of Series A Preferred Stock will not include such dividend, and the full amount of the dividend payable for the applicable Dividend Period shall instead be paid on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date as aforesaid.  Except as provided in this paragraph and except to the extent that accrued and unpaid dividends are payable upon redemption pursuant to the foregoing provisions of this Section 6, the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series A Preferred Stock called for redemption.

(iv)                          Upon surrender, in accordance with such notice, of the certificates representing any shares of Series A Preferred Stock to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state) (or, in the case of shares of Series A Preferred Stock held in book-entry form through a Depositary, upon delivery of such shares in accordance with such notice and the procedures of such Depositary), such shares of Series A Preferred Stock shall be redeemed by the Corporation at the redemption price plus, except as provided in the first sentence of Section 6(e)(iii) above, accrued and unpaid dividends, if any.  In case fewer than all the shares of Series A Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares of Series A Preferred Stock without cost to the holder thereof.

Section 7                                    Adjustment for Stock Splits, Recapitalizations, Combinations, Reclassifications, etc. If outstanding shares of the Series A Preferred Stock shall be subdivided into a greater number of shares, or a dividend or other distribution in Series A Preferred Stock or recapitalization or reclassification resulting in a greater number of shares of Series A Preferred Stock or other securities of the Corporation convertible into or exchangeable for Series

A Preferred Stock, shall be paid in respect of the Series A Preferred Stock, the Liquidation Preference and redemption price for the Series A Preferred Stock as in effect immediately prior to such subdivision, reclassification or recapitalization or at the record date of such stock dividend shall, simultaneously with the effectiveness of such subdivision, reclassification or recapitalization or immediately after the record date of such stock dividend, be proportionately reduced, and conversely, if outstanding shares of the Series A Preferred Stock shall be combined, including by reclassification or recapitalization, into a smaller number of shares or other securities of the Corporation convertible into or exchangeable for Series A Preferred Stock, the Liquidation Preference and applicable redemption price, each as in effect immediately prior to such combination, shall simultaneously with the effectiveness of such combination, be proportionately increased so that, in each case, each holder of Series A Preferred Stock shall have the right to receive after the event an aggregate Liquidation Preference and redemption price, as the case may be, which it would have been entitled to receive immediately before the happening of such event.  Any adjustment to the Liquidation Preference or redemption price under this Section 7 shall become effective at the close of business on the date the subdivision, including by reclassification, recapitalization or dividend, or combination referred to herein becomes effective.

Section 8                                    Voting Rights; Protective Provisions.

(a)                               No Voting Rights Except as Specified.  Holders of the Class A Preferred Stock will not have any voting rights, except as set forth in this Section 8.  The holders of the Series A Preferred Stock shall be entitled to notice of, and to vote at, all stockholder meetings at which matters are to be submitted to the holders of the Series A Preferred Stock in accordance with the Corporation’s Charter and bylaws, as applicable.

(b)                              Protective Provisions.  For so long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not (including, without limitation by amendment to the Charter or through a merger or consolidation, or otherwise), without the consent or the affirmative vote of the holders of at least fifty-one percent (51%) of the shares of the Series A Preferred Stock outstanding at the time (the “Series A Majority”), given in person or by proxy, either in writing or at a meeting (with the Series A Preferred Stock voting separately as a class), (i) voluntarily or involuntarily liquidate, dissolve or wind up the Corporation, or effect any merger or consolidation or any other liquidation event (other than the merger between an affiliate of the Corporation and Carey Watermark Investors Incorporated on the Original Issue Date); provided, however, that the consent or the affirmative vote of the Series A Majority shall not be required if, at the effective time of consummation of such transaction described in this clause (i) (except to the extent as otherwise provided in Section 6(b) above), the Series A Preferred receive the then-due full redemption price pursuant to Section 6(b) above; (ii) amend, alter, or repeal any provision of the Corporation’s Charter or bylaws or the governing documents of its operating partnership in a manner that affects adversely the rights, preferences, privileges or voting rights of the holders of the Series A Preferred; (iii) authorize, create or issue shares of any class or series of stock of the Corporation or any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to the Series A Preferred, or increase the authorized number of shares of Series A Preferred; provided, however, that any amendment to the Charter to authorize any increase in the number of authorized shares of Preferred Stock or Common Stock or the creation or issuance of any other class or series of Parity Securities or Junior Securities, shall not be deemed to adversely affect any right, preference, privilege or voting right of shares of Series A Preferred Stock; or (iv) purchase or redeem capital stock of the Corporation (excluding shares purchased pursuant to the Corporation’s share redemption plan to the extent funded with proceeds from the Corporation’s dividend reinvestment plan, or DRIP),3 except with respect to this clause (iv) as necessary to maintain the REIT status of the Corporation. For purposes of this Section 8(b), the filing in accordance with applicable law of articles supplementary or any similar document setting forth or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitation as to dividends and other distributions, qualifications or other terms of any class or series of stock of the Corporation shall be deemed an amendment to the Charter.

Except as set forth herein, the holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of shares of the Series A Preferred Stock shall not be required for, the taking of any corporate action that is required to maintain the REIT status of the Corporation, regardless of the effect that

3  NTD:  The priority of dividends is already addressed in the customary manner in Section 4.

such corporate action or event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(c)                               Expiration of Voting Rights.  The foregoing voting provisions of this Section 8 will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption in accordance with the provisions of Section 6(d) hereof.

(d)                             Number of Votes Per Share of Series A Preferred Stock.  On each matter submitted to a vote of the holders of Series A Preferred Stock or on which the holders of Series A Preferred Stock are otherwise entitled to vote, including any action by written consent, each share of Series A Preferred Stock shall be entitled to one vote, except that when shares of any other class or series of Preferred Stock of the Corporation have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and the shares of each such other class or series will have one vote for each $[•] of liquidation preference (as may be adjusted for stock splits, recapitalizations, combinations, reclassifications and similar events which affect the shares of Series A Preferred Stock as provided in Section 7 above), excluding accrued and unpaid dividends.

Section 9                                    Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation or any other entity.

Section 10                            Restrictions on Ownership and Transfer to Preserve Tax Benefit.  The shares of Series A Preferred Stock are subject to the provisions of Article VI of the Charter, including, without limitation, the provisions granting the Corporation the right to purchase shares transferred to a Charitable Trust (as defined in such Article).  For this purpose, the “Market Price” of the Series A Preferred Stock is $[•] per share, plus all accrued and unpaid dividends in the Series A Preferred Stock.

Section 11                            Miscellaneous.

(a)                               Preemptive Rights.  No holder of shares of Series A Preferred Stock, as such, shall have any preemptive or preferential right to subscribe for or to purchase any additional shares of any class or series of stock of the Corporation or any securities convertible into or exercisable or exchangeable for shares of any class or series of stock of the Corporation.

(b)                              Information Rights.  During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) deliver to all holders of Series A Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, the quarterly and annual financial statements that would be required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the Securities and Exchange Commission (the “SEC”) if the Corporation was subject to Section 13(a) or 15(d) of the Exchange Act. The Corporation will use its best efforts to deliver the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information as would have been required to be filed with the SEC, if the Corporation were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a “non-accelerated filer” within the meaning of the Exchange Act.

(c)                               Office or Agency.  The Corporation will at all times maintain an office or agency in one of the 48 contiguous States of the United States of America where shares of Series A Preferred Stock may be surrendered for payment (including upon redemption), registration of transfer or exchange.

(d)                             Status of Redeemed, Converted and Reacquired Series A Preferred Stock.  In the event any shares of Series A Preferred Stock shall be redeemed, converted as provided in Section 6 or otherwise reacquired by the Corporation, the shares so redeemed, converted or reacquired shall become authorized but unissued shares of Series A Preferred Stock, available for future issuance and reclassification by the Corporation.

(e)                               Severability.  If any preference, conversion or other right, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, then, to the extent permitted by law, all other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption and other terms of the Series A Preferred Stock which can be given effect without the invalid, unlawful or unenforceable preference, conversion or other right, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock shall remain in full force and effect and shall not be deemed dependent upon any other such preference, conversion or other right, voting power, restriction, limitation as to dividends or other distributions, qualification, term or condition of redemption or other term of the Series A Preferred Stock unless so expressed herein.

(f)                                Record Holders.  The Corporation and its transfer agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

(g)                              Terms of the Series A Preferred Stock.  All references to the “terms” of the Series A Preferred Stock (and all similar references) shall include all of the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends and other distributions, qualifications, terms and conditions of redemption and other terms and provisions set forth in Section 1 through Section 11, inclusive, hereof.  The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Charter and these Articles Supplementary.

(h)                              Headings and Subdivisions.  The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

THIRD:                                          The shares have been classified by the Board of Directors, or a duly authorized committee thereof, under the authority contained in the Charter.

FOURTH:                           These Articles Supplementary have been approved by the Board of Directors or a duly authorized committee thereof in the manner and by the vote required by law.  No stockholder of the Corporation has any voting rights with respect to these Articles Supplementary.

FIFTH:                                               These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

SIXTH:                                            The undersigned [•] of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned [•] of the Corporation acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Carey Watermark Investors 2 Incorporated has caused these presents to be signed in its name and on its behalf by its ___________ and attested by its ___________ on this ____ day of ____________, ____.

ATTEST:	CAREY WATERMARK INVESTORS 2 INCORPORATED

By
,		,

[Articles Supplementary]

Exhibit F

Form of Assignment and Assumption Agreement

[Attached]

Exhibit F

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption Agreement”) is made and entered into as of October 22, 2019, by and between Watermark Capital Partners, LLC, a Delaware limited liability company (“Assignor”), and Carey Watermark Investors 2 Incorporated, a Maryland corporation (“Assignee”), and shall become automatically effective on the Effective Date (as defined in Section 11).  Assignor and Assignee are each referred to herein individually as a “Party” and collectively, as the “Parties.”  Capitalized terms used but not herein defined shall have the respective meanings ascribed to such terms in the Internalization Agreement (as defined below).

WHEREAS, pursuant to that certain Internalization Agreement dated as of October 22, 2019, by and among Assignor, Assignee, and other parties set forth therein (the “Internalization Agreement”), Assignor agreed to assign to Assignee certain contracts set forth on Exhibit A attached hereto (the “Transferred Contracts”), and Assignee agreed to acquire such Transferred Contracts from Assignor, for the consideration and upon the terms and subject to the conditions set forth herein, in each case effective upon the Closing (as defined in the Internalization Agreement).

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                                    Assignment and Assumption. Assignor hereby assigns to Assignee all right, title, benefit, privileges and interest of Assignor in and to, and all of the burdens, obligations and liabilities of, each of the Transferred Contracts (provided that if (i) the Parties mutually agree after the date hereof that certain Transferred Contracts not be assigned or that additional contracts shall be included in the Transferred Contracts, or (ii) any Transferred Contract is not capable of being assigned without the consent or waiver of the other party thereto or any third party (including any Governmental Authority), which consent has not been, or is not capable of being, obtained as of the Effective Date, or if such assignment or attempted assignment would constitute a breach thereof or a violation of any Law or Order, then such Transferred Contract shall not be assigned and, in the case of each of the foregoing clauses (i) and (ii) , Exhibit A shall be amended accordingly), and Assignee hereby accepts such assignment and hereby assumes and agrees to pay, perform, satisfy or discharge as and when due all of the obligations of Assignor under all the Transferred Contracts, in each case from and after the Effective Date.

2.                                    No Additional Representations. Except as otherwise set forth in this Assignment and Assumption Agreement, Assignor is not making any additional representations, warranties or covenants.

3.                                    Indemnification by Assignee. Assignee agrees to indemnify, defend and hold harmless Assignor and its affiliates from and against any and all claims, liens, damages, demands, causes of action, suits, proceedings, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) incurred, suffered, asserted against or incurred by Assignor or its affiliates with respect to any Transferred Contract (including in connection with the assignment thereof) to the extent arising or accruing out of events occurring from and after the Effective Date or out of any failure by Assignee to perform or observe any obligation, covenant, term and condition assumed by Assignee hereunder.

4.                                    Indemnification by Assignor. Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, liens, damages, demands, causes of action, suits, proceedings, liabilities, lawsuits, judgments, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) incurred, suffered, asserted against or incurred by Assignee with respect to any Transferred Contract to the extent arising or accruing out of events occurring prior to the Effective Date or out of any failure by Assignor to perform or observe any obligation, covenant, term and condition related to Transferred Contract prior to the Effective Date.

5.                                    Further Assurances. Each of the Parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of any other Party hereto, all such further instruments of transfer and assignments and to take such other action as such other Party may reasonably request to more effectively consummate the assignments and assumptions contemplated by this Assignment and Assumption Agreement.

6.                                    No Third Party Beneficiaries. Nothing in this instrument, expressed or implied, is intended or shall be construed to confer upon or give to any Person, other than Assignee and Assignor and their respective successors and assigns, any remedy or claim under or by reason of this instrument or any agreement, term, covenant or condition hereof, and all of the agreements, terms, covenants and conditions contained in this instrument shall be for the sole and exclusive benefit of Assignee and Assignor and their respective successors and assigns.

7.                                    Modification. This Assignment and Assumption Agreement may not be modified except by a writing executed by all the Parties hereto.

8.                                    Assignment. Each Party may assign any of its rights under this Assignment and Assumption Agreement to any of its affiliates without the prior consent of the other Party. The terms of this Assignment and Assumption Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the Parties hereto and each of their respective successors and permitted assigns.

9.                                    Governing Law. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

10.                            Execution in Counterparts. This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile or by electronic transmission in .PDF or .TIF format which shall be deemed originals.

11.                            Effective Date.  This Agreement shall become automatically effective, without the need for any action by any Party, on the date of the Closing under, and as defined in, the Internalization Agreement (the “Effective Date”).

2

IN WITNESS WHEREOF, the Parties have executed and delivered this Assignment and Assumption Agreement as of the date first written above.

ASSIGNOR:

Watermark Capital Partners, LLC

By:	/s/ Michael G. Medzigian
Name:	Michael G. Medzigian
Its:	Chairman

ASSIGNEE:

Carey Watermark Investors 2 Incorporated

By:	/s/ Robert E. Parsons, Jr.
Name:	Robert E. Parsons, Jr.
Title:	Chairman of the Special Committee of the Board of Directors

[Assignment and Assumption Agreement]

Exhibit A

Transferred Contracts

Exhibit A-1

Exhibit G

Form of Watermark Transition Services Agreement

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), is made and entered into as of October 22, 2019, by and between Watermark Capital Partners, LLC, a Delaware limited liability company (“Watermark”), and Carey Watermark Investors 2 Incorporated, a Maryland corporation (“CWI 2”), and shall become automatically effective on the Effective Date as defined in Section 6.13. For purposes of this Agreement, Watermark and CWI 2 are each referred to herein individually as a “Party” and collectively as “Parties”. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Internalization Agreement (as hereinafter defined).

RECITALS:

WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of October 22, 2019 (the “Merger Agreement”), by and among CWI 2, Carey Watermark Investors Incorporated, a Maryland corporation (“CWI 1”), and Apex Merger Sub, LLC, a Maryland limited liability company (“Merger Sub”), Merger Sub will merge (the “Merger”) with and into CWI 1, with CWI 1 being the surviving company;

WHEREAS, in connection with the proposed consummation of the Merger, the Parties entered into that certain Internalization Agreement, dated as of October 22, 2019 (the “Internalization Agreement”), by and among the Parties and certain other parties signatory thereto;

WHEREAS, pursuant to the terms of the (i) CWI 1 Advisory Agreement, Advisor provides certain advisory services to CWI 1, (ii) CWI 1 Subadvisory Agreement, CWA provides Advisor with sub-advisory services in connection with the CWI 1 Advisory Agreement, (iii) CWI 2 Advisory Agreement, Advisor provides certain advisory services to CWI 2, and (iii) CWI 2 Subadvisory Agreement, CWA 2 provides Advisor with sub-advisory services in connection with the CWI 2 Advisory Agreement, each of which agreements and services shall terminate at the Closing in accordance with the terms of the Internalization Agreement;

WHEREAS, Watermark and CWI 2 have agreed to enter into this Agreement, pursuant to which, from and after the Closing, each Party will provide, or cause its respective Affiliates to provide, the other Party with certain Services (as defined below) in each case on a transitional basis and subject to the terms and conditions set forth herein; and

WHEREAS, for purposes of this Agreement, the Party providing any Service, or on whose behalf such Service is being provided, shall be deemed the “Service Provider” with respect to such Service and the Party receiving the Service, or on whose behalf such Service is being received, shall be deemed the “Recipient” with respect to such Service.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

Exhibit G

ARTICLE I
SERVICES

Section 1.01               Provision of Services.

(a)                               Services.  (i) Watermark agrees to provide, or to cause its Affiliates to provide, to CWI 2 the services set forth on Exhibit A, and (ii) CWI 2 agrees to provide, or to cause its Affiliates to provide, to Watermark or its Affiliates the services set forth on Exhibit B (the services contemplated by the foregoing clauses (i) and (ii), individually or collectively, as the case may be, the “Initial Services”), for the Term (as hereinafter defined), in each instance, on the terms and conditions set forth in this Agreement.

(b)                              Additional Services. From and after the Effective Date, Service Provider agrees to provide, or to cause its Affiliates to provide, those additional services that are reasonably requested by Recipient, and reasonably agreed to by the Service Provider, from time to time (the “Additional Services” and together with the Initial Services, the “Services”). To the extent that the Parties agree upon the inclusion of an Additional Service, they shall mutually determine the scope of and applicable fees for such Additional Service, and amend Exhibit A or Exhibit B, as the case may be, to reflect such terms, it being understood and agreed that the term for any such Additional Service shall not exceed the Term.

Section 1.02               Standard of Service.

(a)                               Service Provider represents, warrants and agrees that the Services provided thereby shall be provided to Recipient in good faith, in accordance with Law and, except as specifically provided on Exhibit A or Exhibit B, as the case may be, in a manner generally consistent with the historical provision of the Services (to the extent applicable) and with the same standard of care, skill and diligence as historically provided (directly or indirectly) to CWI 2, CWI 1 and their respective Affiliates (to the extent applicable).  Subject to Section 1.03, Service Provider agrees to assign sufficient resources as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)                              Except as expressly set forth in Section 1.02(a) or in any contract, agreement or arrangement entered into in connection herewith, Service Provider does not make any representation or warranty of any kind, implied or expressed, with respect to the Services, including, without limitation, any warranties of merchantability or fitness for a particular purpose, all of which the Parties acknowledge are specifically disclaimed.  The Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the Parties and that all Services are provided by Service Provider as an independent contractor.  The Parties further agree that this Agreement does not render Service Provider an advisor to Recipient because, among other reasons, Recipient’s management is responsible for directing and performing the day-to-day business affairs of Recipient.

(c)                               If the Office Lease is a Retained Contract (as such terms are defined in Exhibit A hereto), Watermark shall not enter into any extension or modification of the Office Lease without the prior consent of CWI 2, and Watermark shall forward to CWI 2 copies of all notices from the landlord under the Office Lease and copies of all other material correspondence received by Watermark with respect to the Office Lease to CWI 2 promptly following receipt by Watermark.

Section 1.03               Third-Party Service Providers.  It is understood and agreed that Service Provider may, with the prior written consent of Recipient (which consent shall not be unreasonably withheld, delayed or conditioned), retain third-party service providers to provide some of the Services to the Recipient.  Service Provider shall have the right, with the prior written consent of Recipient (which consent shall not be unreasonably withheld, delayed or conditioned), to hire third-party subcontractors to provide all or part of any such Service hereunder.  Service Provider shall, in all cases, retain responsibility for the provision to Recipient of Services performed on behalf of Service Provider by any third-party service provider or subcontractor or by any of Service Provider’s Affiliates.

Section 1.04               Access to Premises; No Commingling.

(a)                               In order to enable the provision of the Services by the Service Providers, Recipient agrees that it shall provide to Service Provider’s and its Affiliates’ employees and any third-party service providers or subcontractors engaged by Service Provider to provide the Services, reasonable access during normal business hours to the facilities, assets and books and records of Recipient and its Affiliates, in all cases to the extent necessary for Service Provider to fulfill its obligations under this Agreement.

(b)                              Service Provider agrees that all of its and its Affiliates’ employees and any third-party service providers and subcontractors, when given access to any equipment, computer, software, network or files owned or controlled by Recipient, shall conform to the applicable policies and procedures of Recipient concerning health, safety, confidentiality and security which are made known to such Service Provider in advance in writing.

(c)                               The Service Provider shall insure that no funds of Service Provider shall be commingled with the funds of Recipient, and Service Provider shall from time to time render appropriate accountings to Recipient and its auditors of all cash collections and payments made by Service Provider in Recipient’s name in the course of providing the Services.

Section 1.05               Shared Services.  Upon the termination of any or all of the Services in accordance with this Agreement, Service Provider shall, subject to applicable Law and upon the reasonable request of, and at the expense of, Recipient, use commercially reasonable efforts to cooperate with Recipient to support any transfer of data concerning the relevant Services to Recipient.  Without limiting the foregoing, if requested by Recipient, Service Provider shall, at the expense of Recipient, deliver, or cause to be delivered, to Recipient, within such time periods as the Parties may reasonably agree, all information received or generated for the benefit of Recipient in connection with the provision of the applicable Services; provided, however, that Service Provider may retain a copy of such information to the extent that such retention is required to demonstrate compliance with applicable Law, and such copy shall be subject to the terms of Section 4.01.

ARTICLE II
TERM

Section 2.01               Term.  Except as otherwise provided on Exhibit B with respect to a particular Service by CWI 2, the term of this Agreement will commence on the Effective Date (as defined in Section 6.13) and shall continue for (six (6) months, unless earlier terminated in accordance with the terms of this Agreement (the “Term”).

Section 2.02               Consideration; Expense Reimbursement.

(a)                               In the event that Service Provider or any of its Affiliates or any third-party service providers or subcontractors engaged by Service Provider to provide Services incurs reasonable and documented out-of-pocket expenses in connection with the provision of any Service (such included expenses, collectively, “Out-of-Pocket Costs”), Recipient shall reimburse Service Provider for such specified Out-of-Pocket Costs in accordance with the invoicing procedures set forth in this Section 2.02 and Exhibit C.  Notwithstanding anything else to the contrary in this Agreement, Recipient shall not be liable for any Service Provider wind-down fees or costs associated with an early termination of this Agreement or of any Service (including, without limitation, any employee severance costs).

(b)                              Service Provider shall provide Recipient, in accordance with Section 6.01, with invoices (“Invoices”), which shall set forth in reasonable detail any amounts payable by Recipient pursuant to Section2.02(a), which amounts shall be paid within thirty (30) days after the date of receipt of an Invoice by Recipient from a Service Provider by check or wire transfer of immediately available funds to the account or accounts designated in writing by Service Provider.  Each Invoice shall be accompanied by such supporting documentation as Recipient may reasonably request with respect to the amounts payable as detailed therein.

Section 2.03               Terminated Services.  Upon termination or expiration of any or all  Services pursuant to this Agreement, or upon the termination or expiration of this Agreement in its entirety, Service Provider shall have no further obligation to provide the applicable terminated Services (or any Services in the case of a termination or expiration of this Agreement) and Recipient shall have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Recipient prior to such termination or expiration).

Section 2.04               Invoice Disputes.  In the event of an Invoice dispute in respect of Services being provided by Service Provider hereunder, Recipient shall deliver a written statement to Service Provider no later than ten (10) days prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b).  The Parties shall seek to resolve all such disputes expeditiously and in good faith. Service Provider shall continue performing the Services in accordance with this Agreement pending resolution of any dispute.

Section 2.05               No Right of Setoff.  Each of the Parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other Party, whether under this Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other Party.

Section 2.06               Taxes.  Recipient shall be responsible for all sales or use taxes imposed or assessed as a result of the provision of Services by either Service Provider to Recipient, other than federal, state or local income taxes of Service Provider with respect to payments made to such Service Provider hereunder; provided that each Party shall take reasonable steps to minimize the imposition of, and the amount of, such taxes.

ARTICLE III
TERMINATION

Section 3.01               Termination for Convenience.  Notwithstanding the terms of Section 2.01, the Parties hereto acknowledge and agree that Recipient may determine from time to time that it does not require all or some of the Services or that it does not require such Services for the entire Term. Accordingly, Recipient may terminate any Service, in whole and in part, upon sixty (60) days’ advance written notification to Service Provider specifying any such determination. Upon any such partial termination, Recipient will remain liable for all payments due with respect to such terminated Services and all Out-of-Pocket Costs for all properly performed Services up to the effective date of such partial termination.

Section 3.02               Termination for Cause.  Either Party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole or in part, at any time upon prior written notice to the other Party (the “Breaching Party”) if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of ten (10) days after receipt by the Breaching Party of a written notice of such failure from the Non- Breaching Party seeking to terminate such Service.  For the avoidance of doubt, non-payment by Recipient for a Service provided by a Service Provider in accordance with this Agreement which is not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02.

Section 3.03               Insolvency.  In the event that a Party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement immediately by providing written notice in accordance with Section 6.01.

Section 3.04               Effect of Termination.  Upon termination or expiration of this Agreement in its entirety, all obligations of the Parties hereto shall terminate, except for the provisions of Section 2.02, Section 2.03, Section 2.04, Section 2.05, Section 2.06, this Section 3.04, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement.

Section 3.05               Force Majeure. The obligations of the Service Provider under this Agreement with respect to any Service shall be suspended during the period and to the extent that either Service Provider is prevented or hindered from providing such Service, or Recipient is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order (as hereinafter defined) or Law, actions, embargoes or blockades, (v) action by any Governmental Authority, (vi) national or regional emergency, (vii) strikes, labor stoppages or slowdowns or other industrial disturbances, (viii) shortage of adequate power or transportation facilities, or (ix) any other event which is beyond the reasonable control of such Party.  The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and the Service Provider shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. No Party shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event.

ARTICLE IV
CONFIDENTIALITY

Section 4.01               Confidentiality.

(a)                               During the Term and thereafter, the Parties hereto shall, and shall instruct their respective officers, directors, employees, agents, direct or indirect equityholders, lenders and other representatives (collectively, “Representatives”) to, maintain in confidence and not disclose any other Party’s financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”).  Each Party hereto shall use the same degree of care, but no less than reasonable care, to protect each other Party’s Confidential Information as it uses to protect its own Confidential Information of like nature.  Unless otherwise authorized in any other agreement between the Parties, any Party receiving any Confidential Information of any other Party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required or reasonably deemed advisable by counsel (i) to Governmental Authorities, (ii) by judicial or administrative process or by order of a Governmental Authority (a “Governmental Order”), (iii) by other requirements of applicable Law or regulation, (iv) by accounting or audit requirements of, and with respect to, the disclosing party (the “Disclosing Party”), or (v) by the rules of any securities exchange applicable to the Disclosing Party; provided further, that in the case of any Governmental Order, the Receiving Party shall promptly notify, to the extent possible, the Disclosing Party and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party’s rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel that it is legally bound to disclose under such Governmental Order.

(b)                              Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a known duty of confidentiality; or (iii) was developed by it independently without any use of or reliance on the Confidential Information.

(c)                               Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information.  If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing. Notwithstanding anything contained in this agreement, the Receiving Party may retain a copy of Confidential Information as required by Law, as stored in its electronic backup systems or in connection with ordinary course record retention policies and procedures.

ARTICLE V
LIMITATION ON LIABILITY; INDEMNIFICATION

Section 5.01               Limitation on Liability.  In no event shall any Party have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from any other Party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault, except to the extent any damages have resulted from such Parties’ gross negligence or willful misconduct in connection with any such Services, actions or inactions. Each Party acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

Section 5.02               Indemnification by Recipient.  Recipient shall defend, indemnify and hold harmless Service Provider (and each of its Affiliates and Representatives) from and against any and all liabilities, losses, claims, damages, assessments, fines, penalties, costs and expenses of any nature, including reasonable attorneys’, accountants’, investigators’ and experts’ fees and expenses (collectively, “Adverse Consequences”), incurred or suffered by it in connection with (a) Service Provider’s, or its Affiliate’s,  rendering of Services pursuant to this Agreement, except to the extent of Service Provider’s, or its Affiliate’s, negligence or willful misconduct, and (b) the material breach of any covenant or agreement made by Recipient under or in connection with this Agreement.  Except with respect to an Initial Services Indemnification Matter, no claim for indemnification under this Section 5.02 may be brought after the one (1) year anniversary of the termination or expiration of the last Service provided to which such claim for indemnification relates, and Recipient’s maximum liability for any action, regardless of the form of action, whether in tort or contract, arising under this Agreement, will be limited to the aggregate amount paid by Recipient for Services hereunder.  If a claim for indemnification by Watermark relates to Services provided during the first 30 days after the Effective Date by employees of Watermark who are not also employees of CWI 2 (an “Initial Services Indemnification Matter”), CWI 2 shall indemnify Watermark for such claim to the same extent as CWI 2 would have been obligated to indemnify

Watermark pursuant to the terms of the Indemnification Agreement, dated as of February 9, 2015, between CWI 2 and CWA 2, LLC had such claim been subject to that Indemnification Agreement.

Section 5.03               Indemnification by Service Provider.  Service Provider shall defend, indemnify and hold harmless Recipient (and each of its Affiliates and Representatives) from and against any and all Adverse Consequences, incurred or suffered by it in connection with (a) Service Provider’s, or its Affiliate’s, negligence or willful misconduct in rendering Services pursuant to this Agreement, and (b) the material breach of any covenant or agreement made by Service Provider under or in connection with this Agreement.  No claim for indemnification under this Section 5.03 may be brought after the one (1) year anniversary of the termination or expiration of the last Service provided hereunder.  Service Provider’s maximum liability for any action, regardless of the form of action, whether in tort or contract, arising under this Agreement, will be limited to the amount of received by Service Provider for Services hereunder.

Section 5.04               Indemnification Procedures.

(a)                               Any Party or its Affiliates or Representatives entitled or seeking to assert rights to indemnification under this Article V (an “Indemnified Party”) shall give prompt written notification (a “Claim Notice”) to the other Party from whom indemnification is sought (an “Indemnifying Party”) which contains (i) a description and the amount or estimation thereof (the “Claimed Amount”), if then known, of any Adverse Consequences incurred or reasonably expected to be incurred by the Indemnified Party and (ii) a statement that the Indemnified Party is entitled to indemnification under this Article V for such Adverse Consequences and a reasonable explanation of the basis therefor.

(b)                              Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the “Response”) in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount or (ii) dispute that the Indemnified Party is entitled to receive any or all of the Claimed Amount and the basis for such dispute (in such an event, the Response shall be referred to as an “Objection Notice”).  If no Response is delivered by the Indemnifying Party to the Indemnified Party within such 30-day period, the Indemnifying Party shall be deemed to have agreed that an amount equal to the entire Claimed Amount shall be payable to the Indemnified Party and such Claimed Amount shall be promptly paid to Indemnified Party.

(c)                               In the event that the applicable Parties are unable to agree on whether Adverse Consequences exist or on the amount of such Adverse Consequences within the thirty (30)-day period after delivery of an Objection Notice, such Parties may (but are not required to) petition or file an action in a court of competent jurisdiction for resolution of such dispute.

(d)                             In the event that the Indemnified Party is entitled or is seeking to assert rights to indemnification under this Article V relating to a third-party claim, the Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any action relating to such third-party claim.  Such notification shall be given promptly after receipt by the Indemnified Party of notice of such action, shall be accompanied by reasonable supporting documentation submitted by such third-party (to the extent then in the possession of the Indemnified Party) and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such action and the amount of the claimed Adverse Consequences, if then known; provided, however, that no delay, deficiency or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent the Indemnifying Party can demonstrate in writing that the defense of such action has been materially prejudiced by such delay, deficiency or failure.   Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) the Indemnifying Party may assume control of such defense only if it acknowledges in writing to the Indemnified Party that any Adverse Consequences that may be assessed against the Indemnified Party in connection with such action constitute Adverse Consequences for which the Indemnified Party shall be indemnified pursuant to this Article V, and (ii) the Indemnifying Party may not assume control of the defense of an action (A) involving criminal liability; (B) in which any injunction or relief other than monetary damages is sought against the Indemnified Party; or (C) in which increased statutory, enhanced or treble damages are sought based on willful misconduct.  If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense at the Indemnified Party’s expense subject to reimbursement as a part of a Claimed Amount.  The party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such action, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered “Adverse Consequences” for purposes of this Agreement.  The party controlling such defense (the “Controlling Party”) shall keep the Non-controlling Party reasonably advised of the status of such action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto.  The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such action.  The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.  The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

Section 5.05               Exclusive Remedy.  The Parties hereto agree that, except in the case of fraud, the sole and exclusive remedies of the Parties hereto for any losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement or the transactions contemplated hereby are the indemnification obligations of the Parties set forth in this Article V.  The provisions of this Section 5.05 will not, however, prevent or limit a cause of action to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

ARTICLE VI
MISCELLANEOUS

Section 6.01               Notices.

(a)                               All Invoices, notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and delivered in person, or sent by email or sent by reputable overnight delivery service and properly addressed as set out in Exhibit D.

(b)                              Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

(c)                               All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 6.01 if delivered personally or courier, shall be effective upon delivery; if sent by email, shall be delivered upon receipt of proof of transmission.

Section 6.02               Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03               Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04               Entire Agreement.  This Agreement, together with the Internalization Agreement, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Internalization Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 6.05               Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Subject to the following sentence, neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Recipient may, without the prior written consent of Service Provider, assign all or any portion of its right to receive the respective Services to any of its Affiliates; provided, however, that such Affiliate shall receive such Services from Service Provider in the same place and manner as Recipient would have received such Service.  No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.06               No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.07    Section Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.08    Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Maryland, without giving effect to any principles of conflicts of Law that would require the application of the Laws of any other jurisdiction.

Section 6.09    Venue.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined in the State Court of the State of Maryland or, if such court lacks subject matter jurisdiction, any state or federal court in the State of Maryland, and in each case any appellate courts therefrom, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Maryland, except for actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Maryland as described herein.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Maryland as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.10    Waiver of Jury Trial and Certain Damages.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF

LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11    Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.12    Representation of Counsel; Mutual Negotiation.  Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement.  This Agreement will therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arm’s-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any Party.

Section 6.13    Effective Date.  This Agreement shall become automatically effective, without the need for any action by any Party, on the date of the Closing under, and as defined in, the Internalization Agreement (the “Effective Date”).

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

WATERMARK:

WATERMARK CAPITAL PARTNERS, LLC

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chairman

CWI 2:

CAREY WATERMARK INVESTORS 2 INCORPORATED

By:	/s/ Robert E. Parsons, Jr.
Name: Robert E. Parsons, Jr.
Title: Chairman of the Special Committee of the Board of Directors

[Watermark Transition Services Agreement]

Exhibit A

Watermark Services

Exh. A-1

Exhibit B

CWI 2 Services

Exh. B-1

Exhibit C

Expense Reimbursement and Allocation

Recipient shall reimburse Service Provider for the actual out-of-pocket costs paid or incurred by Service Provider and its Affiliates on behalf of Recipient in connection with the Services it provides to Recipient pursuant to this Agreement.

Expenses to be reimbursed, include (if applicable), without limitation:

1)           personnel costs, including but not limited to salaries; wages; cash bonuses; employee benefits; federal, state and local income, unemployment and other payroll and employment taxes and other withholdings required by federal, state or local law or regulation;

2)           occupancy costs, including office rent and related fees and expenses, utilities and equipment leases and all other costs and expenses related to the Office Lease for periods from and after the Effective Date, for so long (if at all) as it is a Retained Contract, as if CWI 2 were the tenant named under the Office Lease;

3)           other overhead costs, including payroll processing, human resource and benefits outsourcing services; insurance that is customarily carried by real estate investment and asset managers performing functions similar to those of Service Provider under this Agreement; IT and systems; administrative costs, such as telecommunications, shipping and shredding; and market data services and subscriptions;

4)           costs of goods used in the performance of Services.

As it relates to CWI 2’s reimbursement of Watermark’s costs, reimbursement shall be at cost, with no markup. As it relates to Watermark’s reimbursement of CWI 2’s costs, reimbursement shall be at cost plus a 10% markup related to personnel costs.

If the reimbursable cost is not incurred solely in connection with the Services (i.e., such costs are also incurred in connection with other business operations of Service Provider), the cost shall be allocated as follows:

1)           personnel costs shall be allocated based on the amount of time that the applicable employee(s) perform(s) Services. The aggregate amount of Service Provider’s personnel costs allocated to the Services as a percentage of Service Provider’s aggregate personnel costs for the same period is referred to herein as the “Personnel Allocation Percentage;”

2)           non-personnel costs (excluding insurance) shall be allocated based on the Personnel Allocation Percentage;

3)           Insurance – shall be allocated based on the benefit that each party receives;

Exh. C-1

4)           Other – the Parties acknowledge that the above allocation methodologies may not be appropriate for all reimbursable costs. Notwithstanding anything else to the contrary in this Agreement, alternative allocation methodologies may be used if mutually agreed upon by the Parties.

Invoices shall set forth in reasonable detail, with such supporting documentation as Recipient may reasonably request with respect to any Services, amounts payable under this Agreement. As it relates to personnel costs, the invoice shall include a list of all employees covered by such invoice.

Nothing contained in this Agreement shall create or be deemed to create any obligation on the part of Service Provider to adopt or maintain, or restrict Service Provider’s ability to amend or terminate, any compensation or employee benefit plan(s) at any time.

Exh. C-2

Exhibit D

Notices

Party	Address
CWI 2	Carey Watermark Investors 2 Incorporated 50 Rockefeller Plaza New York, New York 10020
Watermark

Watermark Capital Partners, LLC
150 North Riverside Plaza, Suite 4200
Chicago, Illinois 60606
Attention: Michael G. Medzigian
Email: medzigian@watermarkcap.com

with a copy to (for information purposes only):

Vedder Price P.C.

222 North LaSalle Street, Suite 2400
Chicago, Illinois 60601

Attention: Michael A. Nemeroff

Shelby E. Parnes

Email: mnemeroff@vedderprice.com

sparnes@vedderprice.com

Exh. D-1

Exhibit H

Form of WPC Transition Services Agreement

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”), is made and entered into as of October 22, 2019, by and between W. P. Carey Inc., a Maryland corporation (“WPC”), and Carey Watermark Investors 2 Incorporated, a Maryland corporation (“Recipient”). For purposes of this Agreement, WPC is sometimes referred to as a “Service Provider.” Service Provider and Recipient are each referred to herein individually as a “Party” and collectively as “Parties.” Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Internalization Agreement (as hereinafter defined).

RECITALS:

WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), by and among Recipient, Carey Watermark Investors Incorporated, a Maryland corporation (“CWI 1”), and Apex Merger Sub LLC, a Maryland limited liability company (“Merger Sub”), Merger Sub will merge (the “Merger”) with and into CWI 1, with CWI 1 being the surviving company;

WHEREAS, in connection with the proposed consummation of the Merger, the Parties entered into that certain Internalization Agreement dated as of the date hereof (the “Internalization Agreement”), by and among each of the Parties, CWI 1, and certain other parties signatory thereto;

WHEREAS, pursuant to the terms of the (i) CWI 1 Advisory Agreement, Advisor provides certain advisory services to CWI 1, and (ii) CWI 2 Advisory Agreement, Advisor provides certain advisory services to CWI 2, each of which shall terminate following the REIT Merger Effective Time in accordance with the terms of the Internalization Agreement; and

WHEREAS, Service Provider and Recipient have agreed to enter into this Agreement, pursuant to which, from and after the Closing, Service Provider will provide, or cause its Affiliates to provide, Recipient with certain services, in each case on a transitional basis and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I
SERVICES

Section 1.01               Provision of Services.

(a)                               Services.  From and after the Closing, Service Provider agrees to provide, or to cause its Affiliates to provide, the services set forth on Exhibit A (collectively, the “Initial Services”), to Recipient for the Term (as hereinafter defined), in each instance, on the terms and conditions set forth in this Agreement.

Exhibit H

(b)                              Additional Services. From and after the Closing, Service Provider agrees to provide, or to cause its Affiliates to provide, those additional services that (i) are reasonably requested by Recipient, and agreed to by the Service Provider, from time to time in order to operate its business in the ordinary course, and (ii) were provided by Service Provider or one of its Affiliates at any time during the twelve (12) month period prior to the Closing, from time to time in order to operate the Business in the Ordinary Course (the “Additional Services” and together with the Initial Services, the “Services”). To the extent that the Parties agree upon the inclusion of an Additional Service, they shall mutually determine the scope of and applicable fees for such Additional Service, and amend Exhibit A to reflect such terms, it being understood and agreed that the term for any such Additional Service shall not exceed the Term. The price for each Service shall be as set forth on Exhibit A.

(c)                               The Parties hereto acknowledge the transitional nature of the Services. Accordingly, as promptly as practicable following the execution of this Agreement, Recipient agrees to use commercially reasonable efforts to make a transition of each Service to its own internal organization or to obtain alternate third-party sources to provide the Services, and Service Provider shall reasonably cooperate with Recipient to make such transitions or to obtain such alternate third-party sources for provision of the Services, including, without limitation, to the extent requested by Recipient and at Recipient’s expense, the transition of existing third-party service providers or subcontractors of Service Provider to Recipient.

(d)                             The Parties hereto acknowledge and agree that in no instance shall Service Provider be obligated to provide Services to any person other than Recipient and its Subsidiaries. The Parties hereto further acknowledge and agree that in no instance shall Recipient be permitted to transfer any Services to any other person other than Recipient’s Subsidiaries.

Section 1.02               Standard of Service.

(a)                               Service Provider represents, warrants and agrees that the Services provided thereby shall be provided to Recipient in good faith, in accordance with Law and, except as specifically provided on Exhibit A, in a manner generally consistent with the historical provision of the Services (to the extent applicable) and with the same standard of care, skill and diligence as historically provided to Recipient, CWI 1 and their respective Affiliates (to the extent applicable).  Subject to Section 1.03, Service Provider agrees to assign sufficient resources as are reasonably required to perform the Services in accordance with the standards set forth in the preceding sentence.

(b)                              Except as expressly set forth in Section 1.02(a) or in any Contract entered into in connection herewith, Service Provider does not make any representation or warranty of any kind, implied or expressed, with respect to the Services, including, without limitation, any warranties of merchantability or fitness for a particular purpose, all of which the Parties acknowledge are specifically disclaimed.  The Parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationship of trust or agency between the Parties and that all Services are provided by Service Provider as an independent contractor.  The Parties further agree that this Agreement does not render Service Provider an advisor to the Company because, among other reasons, the Company’s management is responsible for directing and performing the day-to-day business affairs of the Company.

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Section 1.03               Third-Party Service Sellers.  It is understood and agreed that Service Provider may, at its sole discretion, retain third-party service providers to provide some of the Services to the Recipient.  Service Provider shall have the right, at its sole discretion, to hire third-party subcontractors to provide all or part of any such Service hereunder.  Service Provider shall, in all cases, retain responsibility for the provision to Recipient of Services performed on behalf of Service Provider by any third-party service provider or subcontractor or by any of Service Provider’s Affiliates.

Section 1.04               Access to Premises; No Commingling.

(a)                               In order to enable the provision of the Services by the Service Providers, Recipient agrees that it shall provide to Service Provider’s and its Affiliates’ employees and any third-party service providers or subcontractors engaged by Service Provider to provide the Services, reasonable access during normal business hours to the facilities, assets and books and records of Recipient and its Affiliates, in all cases to the extent necessary for Service Provider to fulfill its obligations under this Agreement.

(b)                              Service Provider agrees that all of its and its Affiliates’ employees and any third-party service providers and subcontractors, when given access to any equipment, computer, software, network or files owned or controlled by Recipient, shall conform to the applicable policies and procedures of Recipient concerning health, safety, confidentiality and security which are made known to such Service Provider in advance in writing, including but not limited to, handling material non-public information in accordance with applicable Laws.

(c)                               Recipient agrees that all of its and its Affiliates’ employees and any of its third-party service providers and subcontractors, to the extent given access to any equipment, computer, software, network or files owned or controlled by Service Provider or its Affiliates, shall conform to the applicable policies and procedures of such person concerning health, safety, confidentiality and security which are made known to such Recipient in advance in writing, including but not limited to, handling material non-public information in accordance with applicable Laws.

(d)                             The Service Provider shall use commercially reasonable efforts in order to insure that no funds of Service Provider shall be commingled with the funds of Recipient, and Service Provider shall from time to time render reasonable and appropriate accountings to Recipient and its auditors of all cash collections and payments made by Service Provider in Recipient’s name in the course of providing the Services.

Section 1.05               Relationship Managers.  Each Party hereto will appoint an individual (each, a “Relationship Manager”) who, until replaced by the appointing Party, will serve as that Party’s representative under and during the Term.  Each Relationship Manager will (a) have overall responsibility for managing and coordinating the performance of the appointing Party’s obligations under this Agreement and (b) be authorized to act for and on behalf of the appointing Party concerning all matters relating to this Agreement. Neither Party will reassign a Relationship Manager, unless and until it provides prior written notice to the other Party. If a Party terminates the employment of or reassigns its Relationship Manager or its Relationship Manager resigns, dies or becomes disabled, such Party will appoint a new Relationship Manager within fifteen (15) days after such termination, reassignment, resignation, death or disability.

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Section 1.06               Certain Information.  Upon the termination of any or all of the Services in accordance with this Agreement, Service Provider shall, subject to applicable Law and at the expense of, Recipient, use commercially reasonable efforts to cooperate with Recipient to support any transfer of data concerning the relevant Services to Recipient.  Without limiting the foregoing, Service Provider shall, at the expense of Recipient, deliver, or cause to be delivered, to Recipient, within such time periods as the Parties may reasonably agree, all information received or generated for the benefit of Recipient in connection with the provision of the applicable Services; provided, however, that Service Provider may retain a copy of such information to the extent that such retention is required to demonstrate compliance with applicable Law, and such copy shall be subject to the terms of Section 4.01.

ARTICLE II
TERM

Section 2.01               Term.  Except as otherwise provided on Exhibit A with respect to a particular Service, the term of this Agreement will commence as of the Closing and shall continue for twelve (12) months, unless earlier terminated in accordance with the terms of this Agreement (the “Term”).

Section 2.02               Expense Reimbursement.

(a)                               In the event that Service Provider or any of its Affiliates or any third-party service providers or subcontractors engaged by Service Provider pursuant to the terms of this Agreement to provide Services incurs reasonable and documented out-of-pocket expenses in connection with the provision of any Service (such included expenses, collectively, “Out-of-Pocket Costs”), Recipient shall reimburse Service Provider for such specified Out-of-Pocket Costs in a manner consistent with the expense reimbursement practices under the existing advisory agreements among the Parties.  Invoices for such Out-of-Pocket Costs shall follow the invoicing procedures set forth in this Section 2.02.

(b)                              Service Provider shall provide Recipient, in accordance with Section 6.01, with invoices (“Invoices”), which shall set forth in reasonable detail, with such supporting documentation as Recipient may reasonably request with respect to Services or Out-of-Pocket Costs, amounts payable under this Agreement. Payments with respect to such Services or Out-of-Pocket Costs pursuant to this Agreement shall be made within thirty (30) days after the date of receipt of an Invoice by Recipient from a Service Provider.

Section 2.03               Terminated Services.  Upon termination or expiration of any or all  Services pursuant to this Agreement, or upon the termination or expiration of this Agreement in its entirety, Service Provider shall have no further obligation to provide the applicable terminated Services (or any Services in the case of a termination or expiration of this Agreement) and Recipient shall have no obligation to pay any future compensation or Out-of-Pocket Costs relating to such Services (other than for or in respect of Services already provided in accordance with the terms of this Agreement and received by Recipient prior to such termination or expiration).

Section 2.04               Invoice Disputes.  In the event of an Invoice dispute in respect of Services being provided by Service Provider hereunder, Recipient shall deliver a written statement to

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Service Provider no later than ten (10) days prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of each disputed item. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 2.02(b).  The Parties shall seek to resolve all such disputes expeditiously and in good faith. Service Provider shall continue performing the Services in accordance with this Agreement pending resolution of any dispute.

Section 2.05               No Right of Setoff.  Each of the Parties hereby acknowledges that it shall have no right under this Agreement to offset any amounts owed (or to become due and owing) to the other Party, whether under this Agreement or otherwise, against any other amount owed (or to become due and owing) to it by the other Party.

Section 2.06               Taxes.  Recipient shall be responsible for all sales or use taxes imposed or assessed as a result of the provision of Services by Service Provider to Recipient, other than federal, state or local income taxes of Service Provider with respect to payments made to Service Provider hereunder; provided that each Party shall take reasonable steps to minimize the imposition of, and the amount of, such taxes.

ARTICLE III
TERMINATION

Section 3.01               Termination for Convenience.  Notwithstanding the terms of Section 2.01, the Parties hereto acknowledge and agree that Recipient may determine from time to time that it does not require all or some of the Services or that it does not require such Services for the entire Term. Accordingly, Recipient may terminate any Service, in whole and in part, upon ninety (90) days advance written notification to the Service Providers specifying any such determination. Upon any such partial termination, Recipient will remain liable for all payments due with respect to such terminated Services and all Out-of-Pocket Costs for all properly performed Services, in each case, up to the effective date of such partial termination.

Section 3.02               Termination for Cause.  Any Party (the “Non-Breaching Party”) may terminate this Agreement with respect to any Service, in whole or in part, at any time upon prior written notice to the other Parties (the “Breaching Party”) if the Breaching Party has failed (other than pursuant to Section 3.05) to perform any of its material obligations under this Agreement relating to such Service, and such failure shall have continued without cure for a period of ten (10) days after receipt by the Breaching Party of a written notice of such failure from the Non- Breaching Party seeking to terminate such Service.  For the avoidance of doubt, non-payment by Recipient for a Service provided by Service Provider in accordance with this Agreement which is not the subject of a good-faith dispute shall be deemed a breach for purposes of this Section 3.02.

Section 3.03               Insolvency.  In the event that a Party hereto shall (i) file a petition in bankruptcy, (ii) become or be declared insolvent, or become the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver, (iii) make an assignment on behalf of all or substantially all of its creditors, or (iv) take any corporate action for its winding up or dissolution, then the other Party shall have the right to terminate this Agreement immediately by providing written notice in accordance with Section 6.01.

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Section 3.04               Effect of Termination.  Upon termination or expiration of this Agreement in its entirety, all obligations of the Parties hereto shall terminate, except for the provisions of Section 2.02, Section 2.03, Section 2.04, Section 2.05, Section 2.06, this Section 3.04, Article IV, Article V and Article VI, which shall survive any termination or expiration of this Agreement, and except that Service Provider shall use commercially reasonable efforts to cooperate with Recipient to provide an orderly transition of Services.

Section 3.05               Force Majeure. The obligations of the Service Provider under this Agreement with respect to any Service shall be suspended during the period and to the extent that Service Provider is prevented or hindered from providing such Service, or Recipient is prevented or hindered from receiving such Service, due to any of the following causes beyond such Party’s reasonable control (such causes, “Force Majeure Events”): (i) acts of God, (ii) flood, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) Governmental Order (as hereinafter defined) or Law, actions, embargoes or blockades, (vi) action by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such Party.  The Party suffering a Force Majeure Event shall give notice of suspension as soon as reasonably practicable to the other Party stating the date and extent of such suspension and the cause thereof, and the Service Provider shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. No Party shall be liable for the nonperformance or delay in performance of its respective obligations under this Agreement when such failure is due to a Force Majeure Event.

ARTICLE IV
CONFIDENTIALITY

Section 4.01               Confidentiality.

(a)                               During the Term and thereafter, the Parties hereto shall, and shall instruct their respective officers, employees, agents and other representatives (collectively, “Representatives”) to, maintain in confidence and not disclose any other Party’s financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, supplier lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information, however recorded or preserved, whether written or oral (any such information, “Confidential Information”).  Each Party hereto shall use the same degree of care, but no less than reasonable care, to protect each other Party’s Confidential Information as it uses to protect its own Confidential Information of like nature.  Unless otherwise authorized in any other agreement between the Parties, any Party receiving any Confidential Information of any other Party (the “Receiving Party”) may use Confidential Information only for the purposes of fulfilling its obligations under this Agreement (the “Permitted Purpose”). Any Receiving Party may disclose such Confidential Information only to its Representatives who have a need to know such information for the Permitted Purpose and who have been advised of the terms of this Section 4.01 and the Receiving Party shall be liable for any breach of these confidentiality provisions by such Persons; provided, however, that any Receiving Party may disclose such Confidential Information to the extent such Confidential Information is required to be disclosed by an order of a Governmental Authority (a “Governmental Order”), in which case the Receiving Party shall promptly notify, to the extent possible, the disclosing Party (the

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“Disclosing Party”), and take reasonable steps to assist in contesting such Governmental Order or in protecting the Disclosing Party’s rights prior to disclosure, and in which case the Receiving Party shall only disclose such Confidential Information that it is advised by its counsel that it is legally bound to disclose under such Governmental Order.  In addition, the Parties agree that each of Service Provider and Recipient may disclose this Agreement in its public filings with the Securities and Exchange Commission.

(b)                              Notwithstanding the foregoing, “Confidential Information” shall not include any information that the Receiving Party can demonstrate: (i) was publicly known at the time of disclosure to it, or has become publicly known through no act of the Receiving Party or its Representatives in breach of this Section 4.01; (ii) was rightfully received from a third party without a known duty of confidentiality; or (iii) was developed by it independently without any reliance on the Confidential Information.

(c)                               Upon demand by the Disclosing Party at any time, or upon expiration or termination of this Agreement with respect to any Service, the Receiving Party agrees promptly to return or destroy, at the Disclosing Party’s option, all Confidential Information.  If such Confidential Information is destroyed, an authorized officer of the Receiving Party shall certify to such destruction in writing. Notwithstanding anything contained in this agreement, the Receiving Party may retain a copy of Confidential Information as required by Law, as stored in its electronic backup systems or in connection with ordinary course record retention policies and procedures.

(d)                             Recipient shall (i) cause any of its Representatives who receive Confidential Information relating to the business and operations of Service Provider and its Affiliates to acknowledge in writing the obligations imposed by this Section 4.01, and (ii) be liable for breaches of this Section 4.01 by any of its Representatives.

(e)                               Service Provider shall (i) cause any of its Representatives who receive Confidential Information relating to the business and operations of Recipient and its Affiliates to acknowledge in writing the obligations imposed by this Section 4.01, and (ii) be liable for breaches of this Section 4.01 by any of its Representatives .

ARTICLE V
LIMITATION ON LIABILITY; INDEMNIFICATION

Section 5.01               Limitation on Liability.  In no event shall any Party have any liability under any provision of this Agreement for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from any other Party’s sole, joint, or concurrent negligence, strict liability, criminal liability or other fault, except to the extent any damages have resulted from such Parties’ gross negligence or willful misconduct in connection with any such Services, actions or inactions. Each Party acknowledges that the Services to be provided to it hereunder are subject to, and that its remedies under this Agreement are limited by, the applicable provisions of Section 1.02, including the limitations on representations and warranties with respect to the Services.

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Section 5.02               Indemnification by Recipient.  Recipient shall defend, indemnify and hold harmless Service Provider (and each of its Affiliates and Representatives) from and against any and all liabilities, losses, claims, damages, assessments, fines, penalties, costs and expenses of any nature, including reasonable attorneys’, accountants’, investigators’ and experts’ fees and expenses (collectively, “Adverse Consequences”), incurred or suffered by it in connection with (a) Service Provider’s, or its Affiliate’s,  rendering of Services pursuant to this Agreement, except to the extent of Service Provider’s, or its Affiliate’s, negligence or willful misconduct, and (b) the breach of any covenant or agreement made by Recipient under or in connection with this Agreement.  No claim for indemnification under this Section 5.02 may be brought after the one (1) year anniversary of the termination or expiration of the last Service provided hereunder. Recipient’s maximum liability for any action, regardless of the form of action, whether in tort or contract, arising under this Agreement, will be limited to the aggregate amount paid by Recipient for Services hereunder.

Section 5.03               Indemnification by Service Provider.  Service Provider shall defend, indemnify and hold harmless Recipient (and each of its Affiliates and Representatives) from and against any and all Adverse Consequences, incurred or suffered by it in connection with (a) Service Provider’s, or its Affiliate’s, negligence or willful misconduct in rendering Services pursuant to this Agreement, and (b) the breach of any covenant or agreement made by Service Provider under or in connection with this Agreement.  No claim for indemnification under this Section 5.03 may be brought after the one (1) year anniversary of the termination or expiration of the last Service provided hereunder. Service Provider’s maximum liability for any action, regardless of the form of action, whether in tort or contract, arising under this Agreement, will be limited to the amount of received by Service Provider for Services hereunder.

Section 5.04               Indemnification Procedures.

(a)                               Any Party or its Affiliates or Representatives entitled or seeking to assert rights to indemnification under this Article V (an “Indemnified Party”) shall give prompt written notification (a “Claim Notice”) to the other Party from whom indemnification is sought (an “Indemnifying Party”) which contains (i) a description and the amount or estimation thereof (the “Claimed Amount”), if then known, of any Adverse Consequences incurred or reasonably expected to be incurred by the Indemnified Party and (ii) a statement that the Indemnified Party is entitled to indemnification under this Article V for such Adverse Consequences and a reasonable explanation of the basis therefor.

(b)                              Within thirty (30) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the “Response”) in which the Indemnifying Party shall either: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount or (ii) dispute that the Indemnified Party is entitled to receive any or all of the Claimed Amount and the basis for such dispute (in such an event, the Response shall be referred to as an “Objection Notice”).  If no Response is delivered by the Indemnifying Party to the Indemnified Party within such 30-day period, the Indemnifying Party shall be deemed to have agreed that an amount equal to the entire Claimed Amount shall be payable to the Indemnified Party and such Claimed Amount shall be promptly paid to Indemnified Party.

(c)                               In the event that the applicable Parties are unable to agree on whether Adverse Consequences exist or on the amount of such Adverse Consequences within the 30-day period

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after delivery of an Objection Notice, such Parties may (but are not required to) petition or file an action in a court of competent jurisdiction for resolution of such dispute.

(d)                             In the event that the Indemnified Party is entitled or is seeking to assert rights to indemnification under this Article V relating to a third-party claim, the Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any action relating to such third-party claim.  Such notification shall be given promptly after receipt by the Indemnified Party of notice of such action, shall be accompanied by reasonable supporting documentation submitted by such third-party (to the extent then in the possession of the Indemnified Party) and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such action and the amount of the claimed Adverse Consequences, if then known; provided, however, that no delay, deficiency or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent the Indemnifying Party can demonstrate in writing that the defense of such action has been materially prejudiced by such delay, deficiency or failure.   Within thirty (30) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action with counsel reasonably satisfactory to the Indemnified Party; provided, however, that (i) the Indemnifying Party may assume control of such defense only if it acknowledges in writing to the Indemnified Party that any Adverse Consequences that may be assessed against the Indemnified Party in connection with such action constitute Adverse Consequences for which the Indemnified Party shall be indemnified pursuant to this Article V, and (ii) the Indemnifying Party may not assume control of the defense of an action (A) involving criminal liability; (B) in which any injunction or relief other than monetary damages is sought against the Indemnified Party; or (C) in which increased statutory, enhanced or treble damages are sought based on willful misconduct.  If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense at the Indemnified Party’s expense subject to reimbursement as a part of a Claimed Amount.  The party not controlling such defense (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such action, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered “Adverse Consequences” for purposes of this Agreement.  The party controlling such defense (the “Controlling Party”) shall keep the Non-controlling Party reasonably advised of the status of such action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto.  The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such action.  The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.  The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

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Section 5.05               Exclusive Remedy.  The Parties hereto agree that, except in the case of fraud, the sole and exclusive remedies of the Parties hereto for any losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement or the transactions contemplated hereby are the indemnification obligations of the Parties set forth in this Article V.  The provisions of this Section 5.05 will not, however, prevent or limit a cause of action, prior to the valid termination of this Agreement, to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

ARTICLE VI
MISCELLANEOUS

Section 6.01               Notices.

(a)                               All Invoices, notices, requests, consents, claims, demands, waivers and other communications under this Agreement shall be in writing and delivered in person, or sent by email or sent by reputable overnight delivery service and properly addressed as set out in Exhibit B.

(b)                              Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

(c)                               All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 6.01 if delivered personally or courier, shall be effective upon delivery; if sent by email, shall be delivered upon receipt of proof of transmission.

Section 6.02               Headings.  The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.03               Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.04               Entire Agreement.  This Agreement, together with the Internalization Agreement, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event and to the extent that there is a conflict between the provisions of this Agreement and the provisions of the Internalization Agreement as it relates to the Services hereunder, the provisions of this Agreement shall control.

Section 6.05               Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Subject to the following sentence, neither Party may assign its rights or obligations hereunder

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without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Recipient may, without the prior written consent of Service Provider, assign all or any portion of its right to receive the respective Services to any of its Affiliates; provided, however, that such Affiliate shall receive such Services from Service Provider in the same place and manner as Recipient would have received such Service.  No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.06               No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 6.07               Section Amendment and Modification; Waiver.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 6.08               Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Maryland, without giving effect to any principles of conflicts of Law that would require the application of the Laws of any other jurisdiction.

Section 6.09               Venue.  Each of the Parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other Party or its successors or assigns shall be brought and determined in the State Court of the State of Maryland or, if such court lacks subject matter jurisdiction, any state or federal court in the State of Maryland, and in each case any appellate courts therefrom, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the Parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Maryland, except for actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Maryland as described herein.  Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient.  Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Maryland as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding

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is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 6.10               Waiver of Jury Trial and Certain Damages.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER, (III) IT MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.12               Representation of Counsel; Mutual Negotiation.  Each Party has had the opportunity to be represented by counsel of its choice in negotiating this Agreement.  This Agreement will therefore be deemed to have been negotiated and prepared at the joint request, direction, and construction of the Parties, at arm’s-length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any Party.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

SERVICE PROVIDER:

W. P. CAREY INC.

By:	/s/ Jason E. Fox
Name: Jason E. Fox
Title: Chief Executive Officer

RECIPIENT:

CAREY WATERMARK INVESTORS 2 INCORPORATED

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer

[WPC Transition Services Agreement]

EXHIBIT A

Initial Services

[Transition Services Agreement]

EXHIBIT B

Notices

Party	Address
CWI 2 (Recipient)	Carey Watermark Investors 2 Incorporated 50 Rockefeller Plaza New York, New York 10020
WPC (Service Provider)

W. P. Carey Inc.
50 Rockefeller Plaza
New York, New York 10020

with a copy to (for information purposes only):

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Christopher Giordano

Jon Venick

Email: Christopher.Giordano@dlapiper.com

Jon.Venick@us.dlapiper.com

[Transition Services Agreement]

Exhibit I

Form of Watermark Bill of Sale

[Attached]

Exhibit I

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and entered into as of October 22, 2019, by and between Watermark Capital Partners, LLC, a Delaware limited liability company (“Seller”), and Carey Watermark Investors 2 Incorporated, a Maryland corporation (“Buyer”).  Buyer and Seller are each referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to that certain Internalization Agreement dated as of October 22, 2019 (the “Internalization Agreement”), by and among Seller, Buyer and other parties signatory thereto, Seller agreed to sell and transfer to Buyer, or cause to be sold and transferred to Buyer, the assets set forth on Schedule 1 (other than those identified as excluded assets) attached hereto (the “Purchased Assets”), and Buyer agreed to purchase and accept such Purchased Assets from Seller, for the consideration set forth in the Internalization Agreement and upon the terms and subject to the conditions set forth therein and herein, in each case effective upon the REIT Merger Effective Time.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.         Defined Terms.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Internalization Agreement.

2.         Asset Transfer. Seller hereby sells, conveys, transfers, delivers and assigns to Buyer, free and clear of all liens, pledges, mortgages, security interests, charges, claims or other similar encumbrances, all right, title, and interest of Seller in and to all of the Purchased Assets; and such Purchased Assets are transferred unto Buyer and its successors and assigns to its and their own use forever.

3.         No Additional Representations. Except as otherwise set forth in this Bill of Sale, Buyer is not making any additional representations, warranties or covenants.

5.         Further Assurances. Each of the Parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of any other Party hereto, all such further instruments of transfer and assignment and to take such other action as such other Party may reasonably request to more effectively consummate the transfers contemplated by this Bill of Sale.

6.         No Third Party Beneficiaries. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any Person, other than Buyer and Seller and their respective successors and assigns, any remedy or claim under or by reason of this instrument or any agreement, term, covenant or condition hereof, and all of the agreements, terms, covenants and conditions contained in this instrument shall be for the sole and exclusive benefit of Buyer and Seller and their respective successors and assigns.

7.         Modification. This Bill of Sale may not be modified except by a writing executed by all of the Parties hereto.

8.         Assignment. Buyer may assign any of its rights under this Bill of Sale to any of its affiliates without the prior consent of Seller. The terms of this Bill of Sale shall be binding upon, inure to the benefit of, and be enforceable by each of the Parties hereto and each of their respective successors and permitted assigns.

9.         Governing Law. THIS BILL OF SALE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

9.         Execution in Counterparts. This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by electronic transmission in .PDF or .TIF format which shall be deemed originals.

10.       No Amendment or Modification to Internalization Agreement.  Each Party, by its execution of this Bill of Sale, hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of any Party under the Internalization Agreement shall be deemed to be enlarged, modified or altered in any way by this Bill of Sale.  In the event of any inconsistency or conflict between the terms of this Bill of Sale and the Internalization Agreement, the terms of the Internalization Agreement shall control.  For the avoidance of doubt, each Party further acknowledges and agrees that Buyer’s sole recourse for the breach of any representations, warranties, covenants and agreements relating to the Purchased Assets shall be as set forth in the Internalization Agreement.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties hereto have caused this Bill of Sale to be duly executed and delivered as of the date first set forth above.

SELLER:

Watermark Capital Partners, LLC

By:	/s/ Michael G. Medzigian
Name:	Michael G. Medzigian
Title:	Chairman

BUYER:

Carey Watermark Investors 2 Incorporated

By:	/s/ Robert E. Parsons, Jr.
Name:	Robert E. Parsons, Jr.
Title:	Chairman of the Special Committee of the Board of Directors

[Bill of Sale]

Schedule 1

Purchased Assets

Schedule 1-1

Exhibit J

Form of WPC Trademark Assignment Agreement

[Attached]

Exhibit J

TRADEMARK ASSIGNMENT AGREEMENT

THIS TRADEMARK ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2019, by and between W. P. Carey Inc., a Maryland corporation (“Assignor”), and Carey Watermark Investors 2 Incorporated, a Maryland corporation (“Assignee”), and shall become automatically effective at the REIT Merger Effective Time (as defined in the Internalization Agreement).  Assignor and Assignee are each referred to herein individually as a “Party” and collectively, as the “Parties.”  Capitalized terms used but not herein defined shall have the respective meanings ascribed to such terms in the Internalization Agreement (as hereinafter defined).

WHEREAS, Assignor is using or has used, and is the record owner of, certain registered trademarks and trademark registrations, in each case including any renewal, extension and common law rights therein, listed in Exhibit A (collectively referred to as the “Assigned Trademarks”); and

WHEREAS, pursuant to that certain Internalization Agreement dated as of October 22, 2019, by and among Assignor, Assignee, and certain other parties signatory thereto (the “Internalization Agreement”), Assignor agreed to assign to Assignee the Assigned Trademarks, together with the goodwill of the business symbolized thereby throughout the world, and Assignee agreed to assume all right, title and interest in and to the Assigned Trademarks, together with the goodwill of the business symbolized thereby throughout the world, from Assignor, for the consideration and upon the terms and subject to the conditions set forth herein, in each case effective upon the REIT Merger Effective Time.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                                    Assignment and Assumption. Assignor hereby irrevocably assigns, sells, transfers, conveys and delivers to Assignee, free and clear of all liens, pledges, mortgages, security interests, charges, claims or other similar encumbrances, all right, title and interest of Assignor worldwide in and to, and all of the burdens, obligations and liabilities of Assignor as of the date hereof related to, the Assigned Trademarks, together with all registrations and applications therefor and any and all goodwill associated therewith and symbolized thereby, and all other corresponding rights and interests that now or hereafter are or may be secured throughout the world under the laws of any country, now or hereafter in effect, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by such Assignor if this Agreement had not been made, including without limitation all right, title and interest in and to all income, proceeds, royalties, damages, claims and payments which accrue, or have accrued, prior to and as of the REIT Merger Effective Time and thereafter and are due or payable with respect thereto, and in and to all causes of action, either at law or in equity, for any past, present or future infringement or misappropriation of the Assigned Trademarks, or other violation or unauthorized use of the Assigned Trademarks, with the right to sue for, and collect the same; and Assignee hereby accepts and purchases such assignment and hereby assumes and agrees to pay, perform, satisfy or discharge as and when due all of the burdens, liabilities and obligations of Assignor as of the date hereof related to the Assigned Trademarks, in each case, from and after the REIT Merger Effective Time.

2.                                    US Patent and Trademark Office. Assignor authorizes and requests the Commissioner of Patents and Trademarks of the United States Patent and Trademark Office and the corresponding empowered officials or agencies of all other applicable jurisdictions to, from and after the REIT Merger Effective Time, issue or transfer the Assigned Trademarks to Assignee, and record and register Assignee, in each case as assignee and owner of the entire right, title, and interest therein or otherwise as Assignee may direct.

3.                                    No Additional Representations and Warranties of Assignor. Except as expressly set forth in this Agreement, Assignor is not making any additional representations, warranties or covenants with respect to the Assigned Trademarks.

4.                                    Further Assurances. Assignor hereby covenants and agrees, at its own expense, to execute and deliver, at the request of Assignee, all such further instruments of transfer and assignment and to take such other action as Assignee may reasonably request to more effectively consummate, evidence and perfect the assignments and assumptions contemplated by this Agreement, including without limitation distributing copies of the completed registrar transfer documents to Assignee and its successors and assigns.

5.                                    No Third Party Beneficiaries. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any Person, other than Assignee and Assignor and their respective successors and assigns, any remedy or claim under or by reason of this instrument or any agreement, term, covenant or condition hereof, and all of the rights, benefits, agreements, terms, covenants and conditions contained in this instrument shall be for the sole and exclusive benefit of Assignee and Assignor and their respective successors and assigns.

6.                                    Modification. This Agreement may not be modified except by a writing executed by all the Parties hereto.

7.                                    Assignment. Assignee may assign any of its rights under this Agreement to any of its affiliates without the prior consent of Assignor. The terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the Parties hereto and each of their respective successors and permitted assigns.

8.                                    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

9.                                    Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. Original signatures hereto may be delivered by facsimile or by electronic transmission in .PDF or .TIF format which shall be deemed originals.

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10.                            Effective Date.  This Agreement shall become automatically effective, without the need for any action by any Party, on the date of the Closing under, and as defined in, the Internalization Agreement (the “Effective Date”).

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

ASSIGNOR:

W. P. Carey Inc.

By:	/s/ Jason E. Fox
Name: Jason E. Fox
Title: Chief Executive Officer

ASSIGNEE:

Carey Watermark Investors 2 Incorporated

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer

[Trademark Assignment Agreement]

Exhibit A

Assigned Trademark

[Trademark Assignment Agreement]